Filed pursuant to Rule 424(b)(4)
Registration No. 333-210615

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities, and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated November 3, 2016

Prospectus Supplement
(To Prospectus dated April 5, 2016)

2,870,000 Shares

Macquarie Infrastructure Corporation

Macquarie Infrastructure Management (USA) Inc., our manager and the selling shareholder in this offering (our “Manager” or the “selling shareholder”), is offering 2,870,000 shares of our common stock, par value $0.001 per share, which we refer to as shares. We will not receive any proceeds from the sale of the shares by the selling shareholder.

Our common stock trades on the New York Stock Exchange, or the NYSE, under the symbol “MIC.” The last reported trading price of our common stock on November 2, 2016, was $83.67.

Investing in our shares involves risks. See “Risk Factors” beginning on page S-13 of this prospectus supplement, page 4 of the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our Quarterly Report on Form 10-Q for the period ended September 30, 2016, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Price to the public	$	$
Underwriting discounts and commissions	$	$
Proceeds to selling shareholder (before expenses)	$	$

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares on or about November   , 2016.

Barclays

Prospectus Supplement dated November   , 2016.

Macquarie Infrastructure Corporation is not an authorized deposit taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Infrastructure Corporation.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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We and the selling shareholder have not, and the underwriter has not, authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus that may be provided to you by us or on our behalf. We take no responsibility for, and can provide no assurance as to the reliability of, any information or representation not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus that may be provided to you. This prospectus supplement, the accompanying prospectus and any such free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement, the accompanying prospectus or any such free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated herein and therein by reference and any such free writing prospectus is correct on any date after their respective dates, even though this prospectus supplement, the accompanying prospectus and any such free writing prospectus are delivered or securities are sold on a later date. Our business, financial condition, results of operations and cash flows may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of our shares by the selling shareholder and also adds to and updates information contained in the accompanying prospectus as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated April 5, 2016, which we refer to as the accompanying prospectus, which gives more general information about our shares that we may offer from time to time. This prospectus supplement and the accompanying prospectus, which we refer to together as the prospectus, incorporate by reference important business and financial information about us that is not included in or delivered with this prospectus. You should read both this prospectus supplement and the accompanying prospectus together with the additional information below under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus provided by us or on our behalf. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document that has previously been filed with the Securities and Exchange Commission, or the SEC, and is incorporated into this prospectus by reference, on the other hand, the information in this prospectus supplement shall control.

INDUSTRY AND MARKET DATA

In this prospectus supplement and the accompanying prospectus (and the documents incorporated by reference herein or therein), we rely on and refer to information and statistics regarding market data and the industries of our businesses and investments obtained from market research, independent industry publications and other publicly available information. We believe this information is reliable but we have not independently verified it. In addition, we have made statements in this prospectus supplement and the accompanying prospectus regarding our industry and our position in the industry based on our experience in the industry and our own evaluation of market conditions.

FORWARD-LOOKING STATEMENTS

We have included in or incorporated by reference into this prospectus supplement, and from time to time may make in our public filings, press releases or other public statements, certain statements that may constitute forward-looking statements. These include without limitation those under the headings “Prospectus Supplement Summary — Macquarie Infrastructure Corporation” and “Risk Factors,” as well as those contained in this prospectus supplement and the accompanying prospectus or in any document incorporated by reference into this prospectus supplement and the accompanying prospectus such as our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. In addition, our management may make forward-looking statements to analysts, investors, representatives of the media and others. These forward-looking statements are not historical facts and represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and beyond our control. We may, in some cases, use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “may,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements.

In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are identifying important factors that, individually or in the aggregate, could cause actual results to differ materially from those contained in any forward-looking statements made by us. Any such forward-looking statements are qualified by reference to the following cautionary statements.

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Forward-looking statements in this prospectus supplement (including any documents incorporated by reference herein) are subject to a number of risks and uncertainties, some of which are beyond our control, including, among other things:

•	changes in general economic, business or demographic conditions or trends in the United States or changes in the political environment, including changes in gross domestic product, interest rates and inflation;
•	the ability to service, comply with the terms of and refinance at maturity our indebtedness, including due to dislocation in debt markets;
•	disruptions or other extraordinary or force majeure events and the ability to insure against losses resulting from such events or disruptions;
•	the regulatory environment, including U.S. energy policy, and the ability to estimate compliance costs, comply with any changes thereto, rates implemented by regulators, and the relationships and rights under and contracts with governmental agencies and authorities;
•	any event or occurrence that may limit our ability to pay or increase our dividend;
•	the ability to conclude a sufficient number of attractive growth projects, deploy growth capital in amounts consistent with our objectives in the prosecution of those and achieve targeted risk adjusted returns on any growth project;
•	sudden or extreme volatility in commodity prices;
•	changes in demand for chemical, petroleum and vegetable and animal oil products, the relative availability of tank storage capacity and the extent to which such products are imported or exported;
•	changes in patterns of commercial or general aviation air travel, including variations in customer demand;
•	technological innovations leading to changes in energy production, distribution and consumption patterns;
•	fluctuations in fuel costs, or the costs of supplies upon which our gas processing and distribution business is dependent, and the ability to recover increases in these costs from customers;
•	the ability to make alternate arrangements to account for any disruptions or shutdowns that may affect suppliers’ facilities or the operation of the barges upon which our gas processing and distribution business is dependent;
•	the ability to make, finance and integrate acquisitions or growth projects and the quality of financial information and systems of acquired entities;
•	the ability to implement operating and internal growth strategies;
•	environmental risks, including the impact of climate change and weather conditions;
•	the impact of weather events including potentially hurricanes, tornadoes and/or seasonal extremes;
•	changes in electricity or other energy costs, including natural gas pricing;
•	unplanned outages and/or failures of technical and mechanical systems;
•	payment of performance fees to our Manager, if any, that could reduce distributable cash if paid in cash or could dilute existing stockholders if satisfied with the issuance of shares of our common stock;
•	changes in the current treatment of qualified dividend income and long-term capital gains under current U.S. federal income tax law and the qualification of income and gains for such treatment;
•	work interruptions or other labor stoppages;

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•	the inability of principal off-takers in the contracted power businesses to take and/or pay for the energy supplied;
•	our Manager’s affiliation with the Macquarie Group (as defined below) or equity market sentiment, which may affect the market price of our common stock;
•	the limited ability to remove our Manager for underperformance and our Manager’s right to resign;
•	unanticipated or unusual behavior of municipalities and states brought about by financial distress; and
•	the extent to which federal spending cuts reduce the U.S. military presence in Hawaii or flight activity at airports at which Atlantic Aviation (as defined below) operates.

Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. A description of risks that could cause our actual results to differ appears under the caption “Risk Factors” and elsewhere in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement such as our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. It is not possible to predict or identify all risk factors and you should not consider that description to be a complete discussion of all potential risks or uncertainties that could cause our actual results to differ.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this prospectus supplement (including any documents incorporated by reference herein) may not occur. These forward-looking statements are made as of the date of this prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should, however, consult further disclosures we may make in future filings with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information incorporated by reference into or contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that may be important to you. You should read carefully all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information set forth under the caption “Risk Factors” beginning on page S-13 of this prospectus supplement and page 4 of the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our Quarterly Report on Form 10-Q for the period ended September 30, 2016, and our consolidated financial statements and the related notes thereto incorporated by reference herein before making a decision to invest in our shares.

Macquarie Infrastructure Corporation, a Delaware corporation, is the successor to Macquarie Infrastructure Company LLC, or MIC LLC, pursuant to the conversion of MIC LLC from a Delaware limited liability company into a Delaware corporation on May 21, 2015 (the “Conversion”). MIC LLC was formed on April 13, 2004. Except as otherwise specified, all references in this prospectus supplement to “MIC,” “our Company,” “we,” “us,” and “our” mean, Macquarie Infrastructure Corporation from and after the time of the conversion and MIC LLC, our predecessor, prior to the conversion, and, in each case, its subsidiaries included in our consolidated financial statements. Macquarie Infrastructure Management (USA) Inc., which we refer to as our Manager, is part of the Macquarie Group, comprised of Macquarie Group Limited and its subsidiaries and affiliates worldwide.

Macquarie Infrastructure Corporation

We own, operate and invest in a diversified group of businesses that provide services to other businesses, government agencies and individuals primarily in the United States. The businesses we own and operate include:

International Matex Tank Terminals, or IMTT:  a bulk liquid terminals business providing bulk liquid storage, handling and other services to third parties at ten marine terminals in the United States and two in Canada;

Atlantic Aviation:  a provider of fuel, terminal, aircraft hangaring and other services primarily to owners and operators of general aviation (“GA”) aircraft on 69 airports in the United States;

Contracted Power and Energy segment, or CP&E:  ownership of a gas-fired power facility and controlling interests in wind and solar power facilities in the United States; and

MIC Hawaii:  ownership of an energy company that processes and distributes gas and provides related services (“Hawaii Gas”), controlling interests in renewable and distributed power facilities and ownership of a design-build mechanical contractor focused on energy efficiency, all based in Hawaii.

We buy, develop and invest in the growth of our businesses based on a general assumption that we will own them indefinitely. It is neither our intent nor our expectation that we will divest of a business at a particular point in our ownership or as a result of having achieved certain targets, financial or otherwise. This view of ownership as a long-term relationship does not preclude sales of assets when we believe that we have either maximized the value in the asset relative to our capability, or the asset is more highly valued by another owner. Since listing in December 2004, we have divested a total of approximately $360.0 million in assets including partial interests in several non-U.S. businesses, two businesses in the United States and several of the facilities owned and operated by our Atlantic Aviation business. In general, we have redeployed the proceeds of these asset sales in the development of our remaining businesses either through investment in growth projects or acquisitions of small, “bolt-on” operations consistent with our view of MIC as a long-term owner.

Deployment of growth capital has been and is expected to continue to be an important part of our strategy and the creation of stockholder value. Our sources of growth capital include the capital generated by our businesses but not distributed to stockholders, capital generated through the issuance of additional debt and/or equity securities, or, as noted above, the proceeds of sales of certain assets.

Since 2006, we have owned and operated businesses in the four lines in which we operate today, having acquired a 50% interest in IMTT in May 2006 and Hawaii Gas in June of that year. Since then, and excluding the investment in the second half of IMTT and our initial investment in Bayonne Energy Center (“BEC”), we have deployed over $2.4 billion in the expansion or improvement of, or bolt-on acquisitions on behalf of our businesses. Over time, we expect to deploy growth capital of approximately $350.0 million per year in a combination of projects potentially spanning all of our businesses and bolt-on type acquisitions of smaller operations on behalf of our businesses.

Importantly, we are not obligated to invest in the growth of any one business or segment. If the opportunities in any of our businesses or segments are insufficient or the risk adjusted returns are inadequate relative to our financial targets, we will seek to drive stockholder value through other means. In the extreme that could mean that in some years we invest very little in growth and focus instead on operational improvement — driving top line increases and/or managing expenses (or the rate of growth in expenses) down. Further, although we find value in diversification and the generally uncorrelated nature of the businesses in our current portfolio, ideally we would prefer to have a portfolio of five or six lines of business as we had following our initial public offering. However, we do not intend to pursue diversification for the sake of diversification if the opportunities are insufficient in number or the expected returns are inadequate relative to our financial hurdles.

Businesses

Our businesses, in general, are defined by a combination of the following characteristics:

•	ownership of long-lived, high-value physical assets that are difficult to replicate or substitute around;
•	a platform for the deployment of growth capital;
•	broadly consistent demand for their services;
•	scalability, such that relatively small amounts of growth can generate disproportionate increases in earnings before interest, taxes, depreciation and amortization (“EBITDA”);
•	the provision of basic, often essential services;
•	generally predictable maintenance capital expenditure requirements; and
•	generally favorable competitive positions, largely due to high barriers to entry, including:
º	high initial development and construction costs;
º	difficulty in obtaining suitable land on which to operate;
º	long-term concessions, leases or customer contracts; and
º	lack of immediate cost-effective alternatives for the services provided.

The different businesses that comprise our Company exhibit these characteristics to different degrees at different times. For example, macro-economically correlated businesses like Atlantic Aviation may exhibit more volatility during periods of economic downturn than businesses with substantially contracted revenue streams. While not every business that we own will meet all of the general criteria described above, we seek to own a diversified portfolio of businesses that possesses a balance of these characteristics.

We may also vertically integrate our businesses by investing in adjacent entities that provide services to customers or suppliers or develop assets for the industries in which we operate.

In addition to the benefits associated with these characteristics, the rate of growth in revenues and/or gross profit generated by most of our businesses generally can be expected to keep pace with historically normal rates of inflation. The price escalators built into many customer contracts, and the inflation and cost pass-through adjustments typically a part of pricing terms or provided for by the regulatory process to regulated businesses, serve to insulate our businesses to a significant degree from the negative effects of inflation and commodity price risk. We sometimes employ hedging contracts in connection with our businesses’ floating rate debt and limited commodity price exposure as a means of dampening variability in our financial performance associated with these elements.

Our existing businesses can be categorized as follows:

•	those with the majority of their revenues derived from contracts, such as:
º	IMTT and the unregulated business at Hawaii Gas (1 – 5 years); and
º	our CP&E segment (13 – 25 years);
•	those with regulated revenue such as the utility operations of Hawaii Gas; and
•	those with long-dated concessions, such as Atlantic Aviation, where revenue is derived on a per-use basis.

MIC Level Strategy

We acquire and invest in the development of a diversified portfolio of businesses that we believe will generate growing amounts of distributable cash flow in support of an attractive risk-adjusted total stockholder return. We intend to execute against this strategy by:

•	providing optimal levels of customer service while maintaining high safety, environmental and governance standards;
•	increasing revenue/gross profit through optimization of price, volume and margin;
•	effectively managing expenses;
•	realizing growth and cost synergies across our businesses;
•	prudently deploying capital to:
º	grow our existing businesses; and
º	develop and/or acquire additional businesses;
•	optimizing capital structure and tax planning; and
•	distributing a majority of our available cash to stockholders as a quarterly dividend.

Dividends

Consistent with our view of MIC as a total return investment opportunity, we believe that over the long term we will distribute between 75% and 85% of the Free Cash Flow generated by our businesses as a cash dividend. We define Free Cash Flow as cash from operating activities, which includes cash paid for interest, taxes and pension contributions, less maintenance capital expenditures, which includes principal repayments on capital lease obligations used to fund maintenance capital expenditures, and excludes changes in working capital. For the avoidance of doubt, base management fees and performance fees, if any, are excluded from the calculation of Free Cash Flow whether paid in cash or stock.

On October 27, 2016, our Board of Directors approved a cash dividend of $1.29 per share for the quarter ended September 30, 2016, or a 3.2% increase over the dividend for the quarter ended June 30, 2016 and 14.2% increase over the dividend for the quarter ended September 30, 2015. This dividend is payable on November 15, 2016 to all stockholders of record as of the close of business on November 10, 2016.

In determining whether to adjust the amount of our quarterly dividend, our Board of Directors will take into account such matters as the state of the capital markets and general business conditions, our financial condition, results of operations, capital requirements, capital opportunities and any contractual, legal and regulatory restrictions on the payment of dividends by us to our stockholders or by our subsidiaries to us, and any other factors that it deems relevant, subject to maintaining a prudent level of reserves and without creating undue volatility in the amount of such dividends where possible. Moreover, our senior secured revolving credit facility and the debt commitments at our businesses contain restrictions that may limit our ability to pay dividends. Although historically we have declared cash dividends on our shares of common stock, any or all of these factors could result in the modification of our dividend policy, or the reduction, modification or elimination of our dividend in the future.

Our Manager

We are managed externally by Macquarie Infrastructure Management (USA) Inc., our Manager and the selling shareholder in this offering. Our Manager is a member of the Macquarie Group, a diversified international provider of financial, advisory and investment services. The Macquarie Group is headquartered in Sydney, Australia and is a global leader in the management of infrastructure investment vehicles on behalf of third-party investors and advising on the acquisition, disposition and financing of infrastructure assets.

We have entered into a management services agreement (the “Management Services Agreement”) with our Manager. Subject to the oversight and supervision of our Board of Directors, our Manager manages our day-to-day operations and affairs and oversees the management teams of our operating businesses. Our Manager has assigned, or seconded, to us two of its employees to serve as our chief executive officer and chief financial officer and seconds or makes other personnel available as required. The services performed for us by our Manager are provided at our Manager’s expense, and include the compensation of our seconded personnel.

We pay our Manager a monthly base management fee based primarily on our market capitalization and holding company net debt, among other items. Our Manager can also earn a performance fee if the quarterly total return for our stockholders (capital appreciation plus dividends) is positive and exceeds the quarterly total return of a U.S. utilities index benchmark, both in the quarter and cumulatively. If payable, the performance fee is equal to 20% of the difference between the benchmark return and the return for our stockholders. In accordance with the Management Services Agreement, our Manager has currently elected to reinvest base management fees, and performance fees, if any, in shares. Our Manager’s election to invest its fees in shares of our common stock can only change during a 20 trading day window following our earnings release. Any change would apply to fees paid thereafter.

Our Businesses

Our businesses, along with the industries in which they operate and their strategies, are discussed below.

IMTT

IMTT Business Overview

IMTT is one of the larger independent providers of bulk liquid terminal services in the United States, based on capacity. IMTT stores and handles primarily refined petroleum products, various commodity and specialty chemicals, renewable fuels and vegetable and animal oils (collectively liquid commodities). The business operates a network of 12 terminals including ten in the United States and two in Canada (one partially owned) with principal operations in the New York Harbor (“NYH”) market and on the Lower Mississippi River. IMTT also owns OMI Environmental Solutions (formerly Oil Mop), an environmental emergency response, industrial services, waste transportation and disposal business.

Industry Overview

Bulk liquid terminals provide an important link in the supply chain for a broad range of liquids such as refined petroleum products, commodity and specialty chemicals and/or crude oil (not a material product for IMTT). In addition to renting storage tanks, dock access and intra-modal transportation access, bulk liquid terminals generate revenue by offering ancillary services including product transfer (throughput), heating, blending and packaging. Pricing for storage and other services typically reflects local supply and demand as well as the specific attributes of each terminal including access to deepwater berths and connections to land-based infrastructure such as roads, pipelines and rail.

Both domestic and international factors influence demand for bulk liquid terminals in the United States. Demand for storage rises and falls according to local and regional consumption. In addition, import and export activity accounts for a material portion of the business. Shippers require storage for the staging, aggregation and/or distribution of products before and after shipment. The extent of import/export activity depends on macroeconomic trends such as currency fluctuations as well as industry-specific conditions, such as supply and demand imbalances in different geographic regions. Demand for storage is also driven by fluctuations in the current and perceived future price and demand for the product being stored and the resulting temporal price arbitrage.

Potential entrants into the bulk liquid terminals business face several barriers. Strict environmental regulations, availability of waterfront land, local community resistance and initial investment costs may limit the construction of new bulk liquid terminal facilities. These barriers are typically higher around waterways near major urban centers. As a consequence, new tanks are generally built where existing docks, pipelines and other infrastructure can support them, resulting in higher returns on invested capital compared with development of new facilities. However, restrictions on land use, difficulties in securing environmental permits, and the potential for operational bottlenecks due to constraints on related infrastructure may limit the ability of existing terminals to expand the storage capacity of their facilities.

IMTT Strategy

IMTT’s strategy has five primary components:

1.	to continuously drive improvements in safety;
2.	to grow revenue and cash flows by attracting and retaining customers who place a premium on flexibility, speed and efficiency in bulk liquid terminals;
3.	to deploy growth capital in the development of existing locations by constructing new terminal assets (for example tanks, docks, rail offloading capacity, pipelines or other logistics infrastructure) and other non-terminal assets that support MIC’s other lines of business when such construction is supported by customer demand and the returns are attractive;
4.	to improve business processes and systems with particular focus on cost and risk reduction, control of maintenance capital expenditure and revenue optimization; and
5.	to optimize the scale and performance of the business through acquisitions, developments, divestitures and partnerships.

Atlantic Aviation

Atlantic Aviation Business Overview

At September 30, 2016, Atlantic Aviation conducted operations at 69 airports in the United States. In October 2016, we signed an agreement to purchase an additional facility at Stewart Airport in New York, which complements our current operation at this airport. Atlantic Aviation’s fixed base operations (“FBOs”) provide fueling and fuel-related services, aircraft parking and hangar services to owners/operators of jet aircraft, primarily to the general aviation sector of the air transportation industry, but also to commercial, military, freight and government aviation customers.

Industry Overview

FBOs primarily service the GA corporate and leisure flying segment of the air transportation industry. Local airport authorities own the airport properties and grant FBO operators the right to provide fueling and other services pursuant to long-term ground leases. Fueling services provide the majority of an FBO’s revenue and gross profit.

FBOs often operate in environments with high barriers to entry. Airports tend to have limited physical space for additional FBOs. Airport authorities generally do not have an incentive to add additional FBOs unless there is a significant demand for additional services. Government approvals and design and construction of a new FBO can also take significant time and require significant capital expenditures. Furthermore, airports typically impose minimum standards with respect to the experience, capital investment and breadth of services provided by the FBO.

Demand for FBO services is driven by the level of GA flight activity, which we define as the number of take-offs and landings in a given period. GA business jet take-offs and landings increased by 1.2% in 2015 compared with 2014 according to flight data reported by the Federal Aviation Administration. GA business jet take-off and landings at airports where Atlantic Aviation operates increased by 1.6% for the same period along with increases in the average size of aircraft in service. We believe GA flight activity will continue to expand along with increased economic activity in the United States and that our business will continue to enjoy better than industry average flight activity as a result of its presence in some of the more popular business and recreational destinations in the United States.

Increases in flight activity will not be uniform across the United States. For example, flight activity in 2015 at Houston, Oklahoma City and Tulsa declined 6% compared with 2014, primarily as a result of a decline in activity from customers associated with the energy industry. Accordingly, Atlantic Aviation seeks to ensure that it has geographically diverse locations with a variety of underlying economic drivers. Notwithstanding the diversity of our locations, flight activity will fluctuate with the state of the broader economy, the health of the financial markets and what has been described as the “wealth effect” or people’s perception of their financial well-being.

Atlantic Aviation Strategy

Atlantic Aviation is pursuing a strategy that has five principal components. These are:

1.	to make Atlantic Aviation the preferred FBO provider at all of the airports at which it operates by providing the best service and safety in the industry;
2.	to manage the business to optimize its operating expenses;
3.	to grow the business by leveraging the size of the Atlantic Aviation network and its information technology capabilities to identify marketing and cross-selling opportunities;
4.	to prudently deploy capital in equipment and leasehold improvements; and
5.	to optimize the portfolio of FBOs through acquisitions, divestitures and lease extensions.

CP&E

CP&E Business Overview

The businesses in our CP&E segment sell electricity to creditworthy off-takers, typically pursuant to multi-year contracts. These contracts include either long-term power purchase agreements (“PPAs”) or tolling arrangements whereby a counterparty has contracted with a business to deliver a specified suite of energy and related services. Contracts are generally with a specific off-taker, a power remarketer or a financial counterparty that provides a hedge against volatility in revenue. MIC’s current portfolio of electricity generating facilities utilize wind turbine, solar photovoltaic and gas-fired technologies. We expect to continue to seek attractive investment opportunities in a range of conventional and renewable energy production and distribution projects and to pursue expansion opportunities at existing facilities.

At September 30, 2016, CP&E consisted of controlling interests in five solar power facilities, two wind power facilities and a gas-fired power facility. We also hold controlling interests in two solar power facilities in Hawaii, which are managed and reported in our MIC Hawaii segment, not in CP&E. We made our first investment in solar photovoltaic power generation in late 2012. CP&E’s portfolio of solar power facilities includes two located in Arizona, two located in California and one in Texas. These solar facilities have an aggregate generating capacity of 57 megawatts (“MW”). Our wind power facilities are located in Idaho and New Mexico and have a combined generating capacity of 203 MW. The gas-fired power facility, BEC, has a generating capacity of 512 MW and is located in Bayonne, New Jersey, adjacent to IMTT’s Bayonne terminal. During September 2016, we entered into an agreement to acquire the sponsor equity in the 80 MW Utah Red Hills solar power facility, which acquisition is expected to close before the end of 2016, subject to regulatory approvals and customary closing conditions. There can be no assurance that this acquisition will be completed on this timeline or at all.

The solar and wind projects sell electricity under PPAs with initial terms of 20 – 25 years. The PPAs generate a fixed amount of revenue for each unit of electricity sold and certain of the PPAs have fixed or CPI-linked escalators. All of CP&E’s solar facilities and the wind project in New Mexico are owned through tax-equity partnership structures in which we have controlling interests whereby we receive cash distributions disproportionate to our investment during the first several years of the projects’ operations and taxable income or loss disproportionate to our interest thereafter. Our interest in the wind project located in Idaho is an approximately 75% ordinary economic interest.

The renewable energy facilities utilize arrays of photovoltaic solar panels and wind turbine generators (often on sites spanning thousands of acres) to convert energy from sunlight and wind into electricity.

The electricity is aggregated and fed directly into regional power grids. These technologies tend to produce a predictable amount of electricity within the bounds of seasonal variability in insolation and wind. The business also generates Renewable Energy Certificates (“RECs”) based on the amount of electricity provided to off-takers. These RECs are either bundled with the electricity under the terms of the PPAs or sold separately to third-parties.

In April 2015, we completed the acquisition of BEC, a 512 MW gas-fired simple cycle power facility in Bayonne, New Jersey, adjacent to IMTT. The BEC facility comprises eight natural gas turbine power generating sets (installed in 2012). Power produced by BEC is transmitted via a dedicated cable beneath NYH to a substation in Brooklyn, New York, from which it is distributed throughout the New York City power market. The majority of the facility’s output is contracted with a creditworthy power wholesaler that has entered into tolling agreements with BEC for 62.5% of the facility’s capacity. The tolling agreements generate revenue whether or not the facility is in use for power production. In addition to revenue related to the tolling agreement and capacity payments from the grid operator, BEC generates an energy margin when the facility is dispatched. In late 2015, we commenced the process of expanding the generating capacity of BEC by at least 130 MW and the connection of the facility to a second gas pipeline that runs beneath IMTT’s property.

Industry Overview

The power industry represents a large and critical infrastructure market, both in terms of the number and value of facilities as well as their contribution to overall economic activity. In developed economies, aging infrastructure, new technologies, increased legislation regarding emissions and the use of renewable energy are driving capital spending.

The Energy Information Administration forecasts the demand for electricity in the United States to grow at a compound annual rate of approximately 0.8% over the next twenty years. At the same time, agencies including the Environmental Protection Agency are developing increasingly stringent emission and other standards for the power generating community. As aging and inefficient generating capacity is retired or replaced, opportunities for deployment of capital in the growth of our CP&E segment are expected to increase.

Transaction activity in the electricity generating sector of the industry has been driven by a combination of portfolio optimization and a significant number of renewable power projects being developed as a result of the adoption of Renewable Portfolio Standards (“RPS”). RPS are state-level regulatory mandates that aim to create demand for electricity derived from renewable sources by obligating utilities and other load-serving entities to provide a specific portion of their electricity generation from qualifying renewable technologies by a specified date. Transactions involving both existing and greenfield assets have increased in number and value as CP&E projects offer an attractive risk-adjusted return, particularly in a low interest rate environment.

CP&E Strategy

Our CP&E businesses are pursuing a strategy having the following four components:

1.	to deliver cost-competitive electricity in a safe and reliable manner;
2.	to optimize projects through expansions and PPA and tolling agreement extensions and where prudent, to divest of all or a portion of individual projects;
3.	to leverage the growing scale of our portfolio to manage costs and increase efficiencies across the businesses; and
4.	to deploy additional capital at attractive risk-adjusted returns by developing or acquiring energy projects across a range of technologies and geographies.

MIC Hawaii

MIC Hawaii Business Overview

From mid-2006 to 2016, our MIC Hawaii segment consisted of only Hawaii Gas. As a result of the completion of two acquisitions in the summer of 2016, MIC Hawaii currently comprises three businesses: the Hawaii Gas business, acquired in 2006, Critchfield Pacific Inc. and controlling interests in solar power facilities. The largest of these is Hawaii Gas, which is Hawaii’s only government-franchised gas utility and an unregulated liquefied petroleum gas distribution business. Going forward, we will report MIC Hawaii as our reportable segment, rather than Hawaii Gas only.

In July, 2016 we commenced commercial operations at the Waihonu Solar power generation facilities on Oahu. Waihonu Solar was reported as a part of our CP&E business during its development phase. In August, 2016 we acquired Critchfield Pacific, Inc., a mechanical contractor focused on designing and constructing energy efficient heating, ventilation and air conditioning systems and related building infrastructure.

Industry

With no locally occurring hydrocarbons, the Hawaii energy complex historically has had to rely on imported crude oil as its primary feedstock for the production of fuels used in power generation, motor and aviation applications. Our Hawaii Gas business has used a by-product of the crude oil refining process, naphtha, as its feedstock for the production of Synthetic Natural Gas (“SNG”) that it distributes via pipeline to commercial and residential customers on Oahu. Hawaii Gas has also been an off-taker of a portion of the Liquefied Petroleum Gas (“LPG”) (a combination of light gases including butane and propane that liquefies with a modest amount of compression) produced during the refining process and has distributed LPG to customers on portions of Oahu and the outer islands of Hawaii.

In addition to these traditional sources of gas, Hawaii Gas is currently transporting Liquefied Natural Gas (“LNG”) by cryogenic container to Oahu. The LNG is regasified and distributed via the same pipeline network that distributes SNG. Hawaii Gas also imports the majority of the LPG it distributes from suppliers around the world. Gas is used in a wide range of applications including water heating, drying, cooking, emergency power generation and decorative lighting.

Hawaii has one of the largest installed bases of solar power generation, per person, of any state in the United States. In 2015, approximately 23.4% of Hawaii’s electricity was generated from renewable sources, where the primary sources were solar, wind, and biomass. While location and high cost of power make Hawaii a very attractive market for solar power generation, there is the potential to increase the amount of renewables-based power generation in the market. The Waihonu Solar power generation and other facilities we may develop could contribute to this increase while also meeting the strategic objectives of reducing the cost and the environmental impact of energy production in Hawaii.

MIC Hawaii Strategy

MIC Hawaii’s strategy has four primary components:

1.	to lower the cost of energy in Hawaii in a safe and environmentally sustainable manner;
2.	to diversify sources of energy and power generation to ensure energy security for Hawaii consistent with the State’s renewable power mandate and to mitigate the impact of potential increases in the cost of energy and power generation;
3.	to increase and diversify the customers served by the businesses of MIC Hawaii; and,
4.	to maintain positive relationships with regulators, government agencies, customers, the communities served and other stakeholders.

THE OFFERING

Issuer
Macquarie Infrastructure Corporation.
Selling shareholder
Macquarie Infrastructure Management (USA) Inc. See “Selling Shareholder.”
Shares offered by the selling shareholder
2,870,000 shares.
Shares outstanding before and after this offering
81,834,248 shares.(1)
Use of proceeds
We will not receive any proceeds from the sale of shares by the selling shareholder.
Exchange listing
Our shares are listed on the NYSE under the symbol “MIC.”
Risk factors
An investment in our shares is subject to risks. Please refer to “Risk Factors,” “Forward-Looking Statements” and other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing in our shares.
Transfer agent
Computershare, Inc.

(1)	The number of shares outstanding before and after the offering is based on shares outstanding as of November 1, 2016 and excludes 939,928 shares reserved for issuance under our Direct Stock Purchase and Dividend Reinvestment Program. The number of shares outstanding before and after this offering also excludes shares reserved for issuance under our equity incentive plans and our “at the market” equity offering program, or ATM program, and shares reserved for issuance upon conversion of our convertible notes. Under our ATM program, we may sell shares of our common stock from time to time having an aggregate gross offering price of up to $400.0 million. As of September 30, 2016, we have sold 99,100 shares for net proceeds of $8.1 million (after commissions and fees).

SUMMARY FINANCIAL DATA

The following tables set forth a summary of our consolidated historical financial data as at and for the periods presented. The summary consolidated historical financial data set forth below includes the results of operations and balance sheet data for the nine months ended September 30, 2016 and 2015 and years ended December 31, 2015, 2014 and 2013 for our consolidated group, with the results of businesses acquired during those years being included from the date of each acquisition. The summary consolidated historical financial data for the nine months ended September 30, 2016 and 2015 have been derived from our unaudited consolidated condensed financial statements. The summary consolidated historical financial data for each of the three years in the period ended December 31, 2015 have been derived from our consolidated financial statements, which financial statements have been audited by KPMG LLP. In the opinion of management, the unaudited consolidated condensed financial statements reflect all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results that may be expected for the full year or for any future interim period.

The information below should be read in conjunction with (i) our consolidated financial statements (and notes thereto) contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, our consolidated condensed financial statements (and notes thereto) contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, our consolidated condensed financial statements (and notes thereto) contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 and our consolidated condensed financial statements (and notes thereto) contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, and (ii) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 in our Annual Report on Form 10-K for the year ended December 31, 2015, Part I, Item 1 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, Part I, Item 1 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 and Part I, Item 1 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, each incorporated by reference herein.

	Macquarie Infrastructure Corporation
	Nine Months Ended September 30,		Years Ended December 31,
($ in thousands, except share and per share data)	2016	2015(1)	2015(1)	2014(1)	2013(1)
	(unaudited)
Statement of operations data:
Revenue
Service revenue	$942,437	$973,638	$1,288,501	$1,064,682	$770,360
Product revenue	272,053	264,258	350,749	284,400	267,096
Financing and equipment lease income	—	—	—	1,836	3,563
Total revenue	1,214,490	1,237,896	1,639,250	1,350,918	1,041,019
Cost of revenue
Cost of services (exclusive of depreciation and amortization of intangibles shown separately below)(2)	371,832	420,187	551,029	546,609	434,177
Cost of product sales (exclusive of depreciation and amortization of intangibles shown separately below)	107,923	125,409	168,954	192,881	185,843
Gross profit	734,735	692,300	919,267	611,428	420,999
Selling, general and administrative expenses	222,182	225,618	304,862	265,254	210,060
Fees to Manager-related party	49,570	337,950	354,959	168,182	85,367
Depreciation	172,125	162,293	215,243	98,442	39,150
Amortization of intangibles	49,917	83,656	101,435	42,695	34,651
Loss from customer contract termination	—	—	—	1,269	5,906
Total operating expenses	493,794	809,517	976,499	575,842	375,134
Operating income (loss)	240,941	(117,217)	(57,232)	35,586	45,865
Interest income	85	34	55	112	204
Interest expense	(117,268)	(108,624)	(123,079)	(73,196)	(37,044)
Loss on extinguishment of debt	—	—	—	(90)	(2,472)
Equity in earnings and amortization charges of investee	—	—	—	26,391	39,115
Gain from acquisition/divestiture of businesses(3)	—	—	—	1,027,054	—
Other income (expense), net	20,389	2,392	1,288	(948)	455
Net income (loss) before income taxes	144,147	(223,415)	(178,968)	1,014,909	46,123
(Provision) benefit for income taxes	(60,409)	77,725	65,161	24,374	(18,043)
Net income (loss)	$83,738	$(145,690)	$(113,807)	$1,039,283	$28,080
Less: net income (loss) attributable to noncontrolling interests	165	(4,230)	(5,270)	(2,745)	(3,174)
Net income (loss) attributable to MIC	$83,573	$(141,460)	$(108,537)	$1,042,028	$31,254
Basic income (loss) per share attributable to MIC	$1.04	$(1.83)	$(1.39)	$16.54	$0.61
Weighted average number of shares outstanding: basic	80,570,192	77,364,257	77,997,826	62,990,312	51,381,003
Diluted income (loss) per share attributable to MIC	$1.03	$(1.83)	$(1.39)	$16.10	$0.61
Weighted average number of shares outstanding: diluted(4)	81,313,767	77,364,257	77,997,826	64,925,565	51,396,146
Cash dividends declared per share	$3.74	$3.31	$4.46	$3.8875	$3.35

	Macquarie Infrastructure Corporation
	September 30,		December 31,
($ in thousands)	2016	2015(1)	2015(1)	2014(1)	2013(1)
	(unaudited)
Balance sheet data:
Total current assets	$227,514	$305,670	$216,569	$231,478	$400,353
Property, equipment, land and leasehold improvements, net	4,164,745	4,028,269	4,116,163	3,362,585	854,169
Intangible assets, net	906,654	943,326	934,892	959,634	592,850
Goodwill	2,021,509	2,020,125	2,017,211	1,996,259	514,494
Total assets	$7,340,675	$7,318,125	$7,308,804	$6,567,739	$2,471,928
Total current liabilities	$249,283	$299,659	$308,790	$224,332	$271,452
Deferred income taxes	877,955	795,746	816,836	878,696	183,522
Long-term debt, net of current portion	2,836,100	2,744,121	2,746,525	2,332,829	808,287
Total liabilities	4,216,616	4,076,699	4,106,362	3,597,571	1,318,660
Stockholders’ equity	$2,950,902	$3,067,131	$3,030,190	$2,787,163	$1,042,228

(1)	Conformed to current period presentation. See Note 2, “Basis of Presentation”, of our consolidated condensed financial statements for the nine months ended September 30, 2016, incorporated by reference herein, for Recently Issued Accounting Standards adopted in the nine months ended September 30, 2016.
(2)	For the years ended December 2014 and 2013, cost of services included depreciation expense of $4.4 million and $6.7 million, respectively, relating to the district energy business, a component of the CP&E segment prior to our divestiture of the business on August 21, 2014.
(3)	Gain from acquisition/divestiture of businesses represents the gain of $948.1 million from the acquisition of IMTT from the remeasuring to fair value of our previous 50% ownership interest and the gain of $78.9 million from the sale of our interest in the district energy business.
(4)	Diluted weighted average number of common stock outstanding reflects the effect of potentially dilutive shares assuming: (i) the restricted stock unit grants provided to the independent directors had been fully converted to shares on the grant dates; (ii) the $67.8 million of the performance fee for the quarter ended June 30, 2015, which was reinvested in shares by our Manager on August 1, 2016, had been reinvested in shares by the Manager, in July 2015; and (iii) the convertible senior notes that were issued on July 15, 2014 had been fully converted into shares on that date. The potentially dilutive shares are excluded in the calculation if the effect is anti-dilutive or when the Company has a net loss for the period.

RISK FACTORS

An investment in our shares involves a number of risks. We urge you to carefully consider the risk factors described below and those included in the accompanying prospectus and in the documents incorporated herein and therein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 as well as other information, before reaching a decision regarding an investment in our shares. The risks described below and referenced above are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the risks described herein or cross-referenced above were to materialize, our business, results of operations, cash flow, financial condition and prospects could be materially and adversely affected. In that case, our ability to pay dividends to our shareholders may be reduced, the trading price of our shares could decline and you could lose all or part of your investment. You should consult your own financial and legal advisors before making an investment in our shares.

Risks Related to this Offering

Future sales of our shares could adversely affect the market price.

Following this offering, we will have a large number of shares outstanding and available for resale. Sales by us or our shareholders of a substantial number of our shares in the public market after this offering, or the possibility that these sales may occur, could cause the market price for our shares to decline. These sales, or the possibility that these sales may occur, could also make it more difficult for us to sell our shares or other equity securities in the future at a time and at a price that we deem appropriate. Pursuant to a registration rights agreement, our Manager has the right to require us to register for resale with the SEC the shares that it owns and to include its shares in future registered offerings that we may conduct. As of November 1, 2016, we had outstanding 81,834,248 of our shares (excluding shares reserved for issuance under our Direct Stock Purchase and Dividend Reinvestment Program, our equity incentive plans and our ATM program and shares reserved for issuance upon conversion of our convertible notes), most of which are freely transferable without restriction or further registration under the federal securities laws, except for any shares held by our affiliates, sales of which will be limited by Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, absent registration under the Securities Act.

Risks Related to Ownership of Our Common Stock

The performances of our businesses or our holding company structure may limit our ability to make regular dividends in the future to our stockholders because we are reliant upon the cash flows and distributions from our businesses.

Our Company is a holding company with no operations. Therefore, we are dependent upon the ability of our businesses to make distributions to our Company to enable it to meet its expenses, and to pay dividends to stockholders in the future. The ability of our operating subsidiaries and the businesses we own to make distributions to our Company is subject to limitations based on their operating performance, the terms of their debt agreements and the applicable laws of their respective jurisdictions. In addition, the ability of each business to reduce its outstanding debt will be similarly limited by its operating performance, as discussed in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form of 10-K for the year ended December 31, 2015, Part I, Item 1 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, Part I, Item 1 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 and Part I, Item 1 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, each incorporated by reference herein.

The market price and marketability of our common stock may from time to time be significantly affected by numerous factors beyond our control, which may adversely affect our ability to raise capital through future equity financings.

The market price of our common stock may fluctuate significantly. Many factors that are beyond our control may significantly affect the market price and marketability of our common stock and may adversely affect our ability to raise capital through equity financings. These factors include, but are not limited to, the following:

•	significant volatility in the market price and trading volume of securities of Macquarie Group Limited and/or vehicles managed by the Macquarie Group or branded under the Macquarie name or logo;
•	significant volatility in the market price and trading volume of securities of registered investment companies, business development companies or companies in our sectors;
•	changes in our earnings or variations in operating results;
•	changes in our ratings from any of the ratings agencies;
•	any shortfall in EBITDA excluding non-cash items or Free Cash Flow from levels expected by securities analysts;
•	changes in regulatory policies or tax law;
•	operating performance of companies comparable to us;
•	loss of funding sources; and
•	substantial sales of our common stock by our Manager or other significant stockholders.

We may issue preferred stock with rights, preferences and privileges that may be superior to the common stock, and these could have negative consequences for holders of our common stock.

We may issue shares of preferred stock in one or more financing transactions. We may also use the authorized preferred stock for funding transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments, although we have no immediate plans to do so. We cannot provide assurances that any such transaction will be consummated on favorable terms or at all, that it will enhance stockholder value, or that it will not adversely affect our business or the trading price of our common stock. Any shares of preferred stock could be issued with rights, preferences and privileges that may be superior to those of our common stock. In addition, preferred stock could be issued for capital raising, financing and acquisition needs or opportunities that have the effect of making an acquisition of our Company more difficult or costly, as could also be the case if the Board of Directors were to issue additional common stock.

Our reported Earnings per Share (“EPS”) as defined under generally accepted accounting principles, or GAAP, does not reflect the cash generated by our businesses and may result in unfavorable comparisons with other businesses for which EPS is a useful component in valuation.

Our businesses own and invest in high-value, long-lived assets that generate large amounts of depreciation and amortization. Depreciation and amortization are non-cash expenses that serve to reduce reported EPS. We pay our Manager base management fees and may pay performance fees both of which may be reinvested in additional shares of our common stock thereby rendering them a non-cash expense. Whether the fees are settled in cash or reinvested in additional shares of our common stock, they have the effect of reducing EPS. As a result, our financial performance may appear to be substantially worse compared with businesses whose earnings do not reflect the effects of depreciation and amortization (or other non-cash items). To the extent that our results appear to be worse, we may have relatively greater difficulty attracting investors in our stock.

Our inability, under GAAP, to consolidate the financial results of certain of our investments may make it relatively more difficult to analyze the cash generating capacity of our combined businesses.

We may make investments in certain businesses which we will be required to account for using the equity method rather than consolidate with the results of our other businesses. The equity method requires us to include the portion of the net income, as determined in accordance with GAAP, equal to our equity interest in the business in our consolidated statement of operations. The physical asset backed nature of the businesses in which we invest (and the higher levels of non-cash expenses including depreciation and amortization) may mean that the performance of these investments have relatively little impact on our consolidated statement of operations even where they generate positive cash flow and this cash flow may not be reflected in the valuation of our common stock.

Our total assets include a substantial amount of goodwill and other intangible assets. The write-off of a significant portion of intangible assets would negatively affect our reported earnings.

Our total assets reflect a substantial amount of goodwill and other intangible assets. At September 30, 2016 and December 31, 2015, goodwill and other intangible assets, net, represented approximately 39.9% and 40.4%, respectively, of our total assets. Goodwill and other intangible assets were primarily recognized as a result of the acquisitions of our businesses. Other intangible assets consist primarily of airport operating rights, customer relationships and trade names. On at least an annual basis, we assess whether there has been any impairment in the value of goodwill and assess for impairment of other intangible assets when there are triggering events or circumstances. If the carrying value of the tested asset exceeds its estimated fair value, impairment is deemed to have occurred. In this event, the intangible is written down to fair value. Under current accounting rules, this would result in a charge to reported earnings. We have recognized significant impairments in the past, and any future determination requiring the write-off of a significant portion of goodwill or other intangible assets would negatively affect our reported earnings and total capitalization, and could be material.

Our total assets include a substantial amount of intangible assets and fixed assets. The depreciation and amortization of these assets may negatively impact our reported earnings.

The high level of intangible and physical assets written up to fair value upon acquisition of our businesses generates substantial amounts of depreciation and amortization. These non-cash items serve to lower net income as reported in our consolidated statement of operations as well as our taxable income. The generation of net losses or relatively small net income may contribute to a net operating loss, or NOL, carryforward that can be used to offset current taxable income in future periods. However, the continued reporting of little or negative net income may adversely affect the attractiveness of our Company among some potential investors and may reduce the market for our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any shares by the selling shareholder under this prospectus supplement.

SELLING SHAREHOLDER

Macquarie Infrastructure Management (USA) Inc., the selling shareholder in this offering, acts as our Manager pursuant to a Management Services Agreement. Our Manager is a member of the Macquarie Group, a diversified international provider of financial, advisory and investment services. The Macquarie Group is headquartered in Sydney, Australia and is a global leader in management of infrastructure investment vehicles on behalf of third-party investors and advising on the acquisition, disposition and financing of infrastructure assets. Prior to our initial public offering, we were a member of the Macquarie Group of companies. From time to time, we have entered into, and in the future we may enter into, transactions and relationships involving the Macquarie Group, including those with Macquarie Group Limited, its affiliates, or vehicles managed by the Macquarie Group.

Contractual Arrangements With Our Manager

Our Manager’s Investment in the Company and Registration Rights

At November 1, 2016 and December 31, 2015, our Manager held 7,226,936 shares of common stock and 5,506,369 shares of common stock, respectively, of our Company. Pursuant to the terms of the Management Services Agreement, our Manager may sell these shares at any time. On June 2, 2015, our Manager sold 1,900,000 of our shares and received proceeds of $160.4 million, net of underwriting fees and expenses. Under the Management Services Agreement, our Manager, at its option, may reinvest base management fees and performance fees, if any, in our shares.

We entered into a registration rights agreement with our Manager under which we agreed to file a shelf registration statement under the Securities Act relating to the resale of shares owned by our Manager. In addition, our Manager may also require us to include its shares in future registered offerings that we conduct, subject to cutback at the option of the underwriters of any such offering.

Since January 1, 2015, we paid or intend to pay our Manager cash dividends on common stock held for the following periods:

Declared	Period Covered	$ per Share	Record Date	Payable Date	Cash Paid to Manager (in thousands)
October 27, 2016	Third quarter 2016	$1.29	November 10, 2016	November 15, 2016	$(1)
July 28, 2016	Second quarter 2016	$1.25	August 11, 2016	August 16, 2016	$8,743
April 28, 2016	First quarter 2016	$1.20	May 12, 2016	May 17, 2016	$6,981
February 18, 2016	Fourth quarter 2015	$1.15	March 3, 2016	March 8, 2016	$6,510
October 29, 2015	Third quarter 2015	$1.13	November 13, 2015	November 18, 2015	$6,052
July 30, 2015	Second quarter 2015	$1.11	August 13, 2015	August 18, 2015	$5,693
April 30, 2015	First quarter 2015	$1.07	May 14, 2015	May 19, 2015	$7,281
February 17, 2015	Fourth quarter 2014	$1.02	March 2, 2015	March 5, 2015	$4,905

(1)	The amount of dividend payable to our Manager for the third quarter of 2016 will be determined on November 10, 2016, the record date.

Management Services Agreement

Management and Fees.  Pursuant to the Management Services Agreement, subject to the oversight and supervision of our Board of Directors, our Manager manages the day-to-day operations and oversees the management teams of our operating businesses. In addition, our Manager, as sole holder of our special stock, has the right to elect the chairman of our board, subject to minimum equity ownership, and to assign, or second, to us, two of its employees to serve as chief executive officer and chief financial officer and seconds or makes other personnel available as required. The board member elected by our Manager does not receive any compensation (other than out-of-pocket expenses) and does not have any special voting rights.

In accordance with the Management Services Agreement, our Manager is entitled to a monthly base management fee based primarily on our market capitalization, and potentially a quarterly performance fee, based on the total shareholder return relative to a U.S. utilities index. For the quarter and nine months ended September 30, 2016, we incurred base management fees of $18.4 million and $49.6 million, respectively, and no performance fees. We incurred base management fees of $18.1 million and $53.6 million for the quarter and nine months ended September 30, 2015, respectively, and performance fees of $284.4 million for the nine months ended September 30, 2015. We did not incur a performance fee for the quarter ended September 30, 2015. In accordance with the Management Services Agreement, our Manager has currently elected to reinvest base management fees, and performance fees, if any, in additional shares.

The unpaid portion of the base management fees and performance fees, if any, at the end of each reporting period is included in “Due to Manager-related party” in the consolidated condensed balance sheets. The following table shows our Manager’s election to reinvest its base management fees and performance fees, if any, in shares, except as noted:

Period	Base Management Fee Amount ($ in thousands)	Performance Fee Amount ($ in thousands)	Shares Issued
Third quarter 2016	$18,382	$—	232,488	(1)
Second quarter 2016	16,392	—	232,835
First quarter 2016	14,796	—	234,179
Fourth quarter 2015	17,009	—	227,733
Third quarter 2015	18,118	—	226,914
Second quarter 2015	18,918	135,641	1,167,873	(2)
First quarter 2015	16,545	148,728	2,068,038

(1)	Our Manager elected to reinvest all of the monthly base management fees for the third quarter of 2016 in shares. We issued 232,488 shares for the quarter ended September 30, 2016, including 77,751 shares that were issued in October 2016 for the September 2016 monthly base management fee.
(2)	In July 2015, our Board of Directors requested, and our Manager agreed, that $67.8 million of the performance fee for the quarter ended June 30, 2015 be settled in cash in July 2015 to minimize dilution. The remaining $67.8 million obligation was settled and reinvested in 944,046 shares by our Manager on August 1, 2016 using the June 2016 volume weighted average share price of $71.84.

Our Manager is not entitled to any other compensation and all costs incurred by our Manager, including compensation of seconded staff, are paid by our Manager out of its base management fee. However, we are responsible for other direct costs including, but not limited to, expenses incurred in the administration or management of our Company and our subsidiaries, income taxes, audit and legal fees, acquisitions and dispositions and its compliance with applicable laws and regulations. During the quarter and nine months ended September 30, 2016, our Manager charged us $132,000 and $436,000, respectively, for reimbursement of out-of-pocket expenses compared with $133,000 and $390,000 for the quarter and nine months ended September 30, 2015, respectively. The unpaid portion of the out-of-pocket expenses at the end of the reporting period is included in “Due to Manager-related party” in the consolidated condensed balance sheets.

Concurrently with the Conversion, our Manager was issued 100 shares of a new series of special stock of our Company. The sole purpose for the issuance of shares of special stock to our Manager was to preserve our Manager’s existing right to appoint one director who served as the chairman of the Board of Directors of MIC pursuant to the terms of MIC’s operating agreement, which right would otherwise have been lost upon consummation of the Conversion. Following the Conversion and the issuance of special stock, our Manager’s right to elect one director who serves as chairman remains the same as was in effect prior to the Conversion. We did not grant any additional rights to our Manager through the special stock issuance. On May 21, 2015, we entered into an amended and restated registration rights agreement with our Manager to give effect to the Conversion.

Acquisition Opportunities.  Under the terms of the Management Services Agreement, our Manager has exclusive responsibility for reviewing and making recommendations to the board with respect to acquisition opportunities and dispositions. In the event that an opportunity is not originated by our Manager, our board must seek a recommendation from our Manager prior to making a decision concerning any acquisition or disposition. Our Manager and its affiliates refer to our Board of Directors any acquisition opportunities in accordance with the U.S. acquisition priorities below that are made available to the Macquarie Infrastructure and Real Assets division of the Macquarie Group unless our chief executive officer determines that such opportunity does not meet our acquisition criteria adopted by our Board of Directors. To the extent Macquarie Group entities outside the Macquarie Infrastructure and Real Assets division develop or become aware of acquisition opportunities, they are not obligated to offer us these opportunities.

Pursuant to our Management Services Agreement, we have first priority ahead of all current and future entities managed by our Manager or by members of the Macquarie Group within the Macquarie Infrastructure and Real Assets division in each of the following acquisition opportunities that are within the United States:

•	airport fixed base operations;
•	airport parking;
•	district energy; and
•	“user pays” assets, contracted assets and regulated assets (each as defined below) that represent an investment of greater than AUD $40.0 million.

“User pays” assets mean businesses that are transportation-related and derive a majority of their revenues from a per use fee or charge.

Contracted assets mean businesses that derive a majority of their revenues from long-term contracts with other businesses or governments.

Regulated assets mean businesses that are the sole or predominant providers of at least one essential service in their service areas and where the level of revenue earned or charges imposed are regulated by government entities.

We have first priority ahead of all current and future entities managed by our Manager or any Manager affiliate in all investment opportunities originated by a party other than our Manager or any Manager affiliate where such party offers the opportunity exclusively to us and not to any other entity managed by our Manager or any Manager affiliate within the Macquarie Infrastructure and Real Assets division.

Preferred Financial Advisor.  Affiliates of the Macquarie Group, including Macquarie Capital (USA) Inc., or MCUSA, have preferred provider status in respect of any financial advisory services to be contracted for by us. If we contract with MCUSA for such services, such contracts will be based on market terms and subject to approval by our audit committee. Any fees payable to MCUSA for such financial advisory services are in addition to fees paid under the Management Services Agreement. The use of MCUSA does not preclude our use of similar services provided by any third party vendors, and we have used other advisors from time to time.

Other Services from the Macquarie Group

We utilize the resources of the Macquarie Group with respect to a range of advisory, procurement, insurance, hedging, lending and other services. Engagements involving members of the Macquarie Group are reviewed and approved by the Audit Committee of our Board of Directors. Macquarie Group affiliates are engaged on an arm’s length basis and frequently as a member of syndicate of providers whose other members establish the terms of the interaction.

Advisory Services

The Macquarie Group, and wholly-owned subsidiaries within the Macquarie Group, including Macquarie Bank Limited (“MBL”) and Macquarie Capital (USA) Inc. (“MCUSA”) have provided various advisory and other services and incurred expenses in connection with our equity raising activities, acquisitions and debt structuring for our Company and our businesses. Underwriting fees are recorded in stockholders’ equity as a direct cost of equity offerings. Advisory fees and out-of-pocket expenses relating to acquisitions are expensed as incurred. Debt arranging fees are deferred and amortized over the term of the credit facility.

In October 2016, we completed an underwritten public offering $402.5 million aggregate principal amount of convertible senior notes, including notes offered pursuant to the underwriters’ exercise of an over-allotment option. MCUSA served as an underwriter and received $403,000 from us for such services.

On June 24, 2015, we commenced our ATM program where we may offer and sell shares of our common stock from time to time having an aggregate gross offering price of up to $400.0 million. These sales, if any, will be made pursuant to the terms of an equity distribution agreement entered into between us and the sales agents, with MCUSA being one of the sales agents. Under the terms of the equity distribution agreement, we may also sell shares to any sales agent as principal for its own account at a price agreed upon at the time of the sale. For the quarter and nine months ended September 30, 2016 and 2015, we did not engage MCUSA for such activities.

In March 2015, we completed an underwritten public offering of 6,109,375 shares. In this offering, MCUSA served as a joint book-running manager and an underwriter and received $2.3 million from us for such services.

Long-Term Debt and Derivatives

Atlantic Aviation’s $70.0 million revolving credit facility was provided by various financial counterparties, including MBL which provided $15.7 million. At September 30, 2016 and December 31, 2015, the revolving credit facility remained undrawn. For the quarter and nine months ended September 30, 2016, Atlantic Aviation incurred and paid $30,000 and $88,000, respectively, in commitment fees related to MBL’s portion of the revolving credit facility, compared with $29,000 and $85,000 for the quarter and nine months ended September 30, 2015, respectively. In October 2016, the revolving credit facility was terminated in conjunction with the completion of Atlantic Aviation’s new credit facility.

During 2015, we increased the aggregate commitments under our senior secured revolving credit facility at the holding company from $250.0 million to $410.0 million with all terms remaining the same. MIHI LLC’s commitment of $50.0 million out of the total commitment remained unchanged. For the quarter and nine months ended September 30, 2016, we incurred $28,000 and $93,000, respectively, in commitment fees related to MIHI LLC’s portion of the MIC senior secured revolving credit facility, compared with $30,000 and $88,000 for the quarter and nine months ended September 30, 2015, respectively. For the quarter and nine months ended September 30, 2016, we also incurred $54,000 and $91,000, respectively, in interest related to MIHI LLC’s portion of the amounts drawn on the MIC senior secured revolving credit facility, compared with $33,000 and $113,000 for the quarter and nine months ended September 30, 2015, respectively. We had $40,000 and $35,000 payable in accrued interest at September 30, 2016 and December 31, 2015, respectively, in the consolidated condensed balance sheets related to the commitment fees and interest.

On April 1, 2015, in conjunction with the acquisition of BEC, we assumed the existing revolving credit facility of BEC, of which $7.5 million was committed by MIHI LLC. We also assumed interest rate swap contracts of which MBL was one of our counterparties. During the quarter and nine months ended September 30, 2015, we incurred and paid $3,000 and $8,000, respectively, in commitment fees to MIHI LLC for its portion of the revolving credit facility and during the quarter ended June 30, 2015, we paid $396,000 to MBL for interest in connection with the interest rate swap settlements. In July 2015, in connection with the repayment of the outstanding balance on BEC’s debt facilities, we paid $4.8 million in interest rate swap breakage fees associated with the termination of out-of-the money interest rate swap contracts to MBL.

Other Transactions

Macquarie, through the Macquarie Insurance Facility (“MIF”), has an aggregated insurance buying program. By combining the insurance premiums of Macquarie owned and managed funds, MIF has been able to deliver very competitive terms to businesses that participate in the facility. MIF earns a commission from the insurers. No payments were made to MIF by us during the nine months ended September 30, 2016 and 2015. During the quarter ended March 31, 2016, we renewed our Directors and Officers liability insurance using several of the MIF insurers.

IMTT, Atlantic Aviation, CP&E and MIC Hawaii purchase and renew property and casualty insurance coverage on an ongoing basis from insurance underwriters who then pay commissions to MIF. For the nine months ended September 30, 2016 and 2015, no payments were made directly to MIF for property and casualty insurance.

During 2015, Hawaii Gas appointed an independent director who is the chief executive officer of one of the lenders in the syndicate responsible for its $80.0 million term loan facility and its $60.0 million revolving credit facility, which were refinanced in February 2016. Of the $80.0 million term loan facility and the $60.0 million revolving credit facility, the portion committed by this lender changed from the original $11.4 million and $8.6 million, respectively, to $8.6 million and $6.4 million, respectively. As part of the refinancing, Hawaii Gas paid $32,000 in deferred financing fees to this lender during the quarter ended March 31, 2016. For the quarter and nine months ended September 30, 2016, the business incurred $49,000 and $157,000, respectively, of interest expense on the $80.0 million term loan facility and $4,000 and $12,000, respectively, of commitment fees on the $60.0 million revolving credit facility. The business had $9,000 payable to this lender for accrued interest at September 30, 2016. In addition, Hawaii Gas held $100,000 in cash with this bank at September 30, 2016 and December 31, 2015.

Macquarie Energy North America Trading, Inc. (“MENAT”), an indirect subsidiary of Macquarie Group Limited, entered into contracts with IMTT to lease a total of 154,000 barrels of capacity during the quarter ended June 30, 2015, of which the contract for 56,000 barrels expired within the same quarter. During the quarter ended March 31, 2016, MENAT entered into additional contracts with IMTT to lease an additional 823,000 barrels of capacity, of which contracts with 200,000 barrels of capacity expired during the quarter ended June 30, 2016 and remaining contracts with 623,000 barrels of capacity expired during the quarter ended September 30, 2016. As such, a total capacity of 98,000 barrels were leased to MENAT at September 30, 2016. The revenue recognized pursuant to these agreements during the quarter and nine months ended September 30, 2016 was $448,000 and $3.5 million, respectively, compared with $176,000 and $388,000 for the quarter and nine months ended September 30, 2015, respectively. At September 30, 2016, IMTT did not have any accounts receivable in the consolidated condensed balance sheet.

During the quarter ended March 31, 2015, Macquarie Capital Markets Canada Ltd, an indirect subsidiary of Macquarie Group Limited, used Atlantic Aviation’s charter jet business and incurred $18,000 for this service. This amount was subsequently collected by Atlantic Aviation.

Atlantic Aviation entered into a copiers lease agreement with Macquarie Equipment Finance (“MEF”), an indirect subsidiary of Macquarie Group Limited. For the quarter ended March 31, 2015, Atlantic Aviation incurred and paid $2,000 in lease expense on these copiers. As of March 31, 2015, the contract with MEF expired and there were no amounts due to MEF.

Hawaii Gas entered into licensing agreements with Utility Service Partners, Inc. and America’s Water Heater Rentals, LLC, both indirect subsidiaries of Macquarie Group Limited, to enable these entities to offer products and services to Hawaii Gas’s customer base. The agreements were terminated in April 2016. No payments were made under these arrangements during the nine months ended September 30, 2016 and 2015.

In addition, we and several of our subsidiaries have entered into a licensing agreement with the Macquarie Group related to the use of the Macquarie name and trademark. The Macquarie Group does not charge us any fees for this license.

Beneficial Ownership of our Shares by the Selling Shareholder

The following table sets forth certain information as of November 1, 2016, regarding the name and address of the selling shareholder, the beneficial ownership of our shares by the selling shareholder and the shares being offered by the selling shareholder:

	Shares Beneficially Owned Before Offering(1)(2)				Shares Being Offered	Shares Beneficially Owned After Offering(1)(2)
Name and Address of Beneficial Owner	Shares Representing Sole Voting or Investment Power	Shares Representing Shared Voting or Investment Power	Number	Percent		Number	Percent
Macquarie Infrastructure Management (USA) Inc.(1) 125 West 55th Street New York, NY 10019	7,226,936	—	7,226,936	8.8%	2,870,000	4,356,936	5.3%

(1)	Macquarie Infrastructure Management (USA) Inc. has shared dispositive power with respect to 7,226,936 shares with Macquarie Group Limited.
(2)	Percentages are based on 81,834,248 shares issued and outstanding as of November 1, 2016, and exclude shares reserved for issuance under our Direct Stock Purchase and Dividend Reinvestment Program, our equity incentive plans and our ATM program and shares reserved for issuance upon conversion of our convertible notes.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax considerations associated with the purchase, ownership and disposition of our shares by U.S. holders (as defined below) and non-U.S. holders (as defined below). Except where noted, this discussion deals only with our shares held as capital assets by holders who acquire our shares in this offering and does not address special situations, such as those of:

•	dealers in securities or currencies;
•	financial institutions;
•	regulated investment companies;
•	real estate investment trusts;
•	tax-exempt organizations;
•	insurance companies;
•	persons holding our shares as a part of a hedging, integrated or conversion transaction or a straddle;
•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•	inverted foreign corporations that are treated as domestic corporations;
•	persons that own, actually or constructively, more than 5% of our shares; or
•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (the “Regulations”) and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. holder” of our shares means a beneficial owner of our shares that is:

•	an individual citizen or resident of the United States, as determined for U.S. federal income tax purposes;
•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Regulations to be treated as a United States person.

A “non-U.S. holder” of our shares means a beneficial owner of our shares that is an individual, a corporation, an estate or a trust that is neither a U.S. holder nor a partnership (or other entity taxable as a partnership for U.S. federal income tax purposes).

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our shares, we urge you to consult your own tax adviser.

We cannot assure you that the U.S. Internal Revenue Service (the “IRS”) or the courts will agree with the tax consequences described herein.

A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in our shares.

If you are considering the purchase of our shares, we urge you to consult your own tax adviser concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of our shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

U.S. Holders

The following discussion summarizes the material U.S. federal income tax consequences of the ownership and disposition of our shares applicable to U.S. holders, subject to the limitations described above.

Distributions

Distributions of cash or property that we pay in respect of our shares will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in gross income by a U.S. holder upon receipt. Any such dividend will be eligible for the dividends received deduction if received by an otherwise qualifying corporate U.S. holder that meets the holding period and other requirements for the dividends received deduction. Dividends paid by us to certain non-corporate U.S. holders (including individuals) are eligible for U.S. federal income taxation at the rates generally applicable to long-term capital gains for individuals (at a maximum tax rate of 20%), provided that the U.S. holder receiving the dividend satisfies the applicable holding period and other requirements. If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a return of capital to the extent of the U.S. holder’s tax basis in our shares, and thereafter will be treated as capital gain (and thus treated in the manner described in “— Dispositions” below).

Dispositions

Upon a sale, exchange or other taxable disposition of our shares, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange or other taxable disposition and the U.S. holder’s adjusted tax basis in our shares. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder has held our shares for more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains of certain non-corporate U.S. holders (including individuals) are currently subject to U.S. federal income taxation at a maximum rate of 20%. The deductibility of capital losses is subject to limitations under the Code.

Medicare Tax on Investment Income

Certain U.S. holders who are individuals, estates, or trusts will be subject to a 3.8% Medicare tax on the lesser of (1) the U.S. holder’s “net investment income” (or “undistributed net investment income” in the case of estates and trusts) for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income will generally include its dividend income and its gains from the disposition of our shares, unless such dividend income or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities) of the U.S. holder. If you are a U.S. holder that is an individual, estate, or trust, you are urged to consult your own tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in our shares.

Information Reporting and Backup Withholding Requirements

In general, dividends on our shares, and payments of the proceeds of a sale, exchange or other taxable disposition of our shares paid to a U.S. holder are subject to information reporting and may be subject to backup withholding at a current maximum rate of 28% unless the U.S. holder (i) is a corporation or other exempt recipient or (ii) provides an accurate taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be refunded by the IRS or credited against the U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

The following discussion summarizes the material U.S. federal income tax consequences and certain U.S. federal estate and gift tax consequences of the ownership and disposition of our shares applicable to non-U.S. holders, subject to the limitations described above.

U.S. Trade or Business Income

For purposes of this discussion, dividend income and gain on the sale, exchange or other taxable disposition of our shares will be considered to be “U.S. trade or business income” if such income or gain is (i) effectively connected with the conduct by a non-U.S. holder of a trade or business within the United States and (ii) in the case of a non-U.S. holder that is eligible for the benefits of an income tax treaty with the United States, attributable to a permanent establishment (or, for an individual, a fixed base) maintained by the non-U.S. holder in the United States. Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided the non-U.S. holder complies with applicable certification and disclosure requirements); instead, a non-U.S. holder is subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates (in the same manner as a United States person) on its U.S. trade or business income. Any U.S. trade or business income received by a non-U.S. holder that is a corporation also may be subject to a “branch profits tax” at a 30% rate (or lower treaty rate, if applicable) on its effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.

Distributions

Subject to the discussion below under the heading “FATCA Withholding”, distributions of cash or property that we pay in respect of our shares will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). A non-U.S. holder generally will be subject to U.S. federal withholding tax at a 30% rate, or at a reduced rate prescribed by an applicable income tax treaty, on any dividends received in respect of our shares. If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of the non-U.S. holder’s tax basis in our shares, and thereafter will be treated as capital gain (and thus treated in the manner described in “— Dispositions” below). In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying its entitlement to benefits under the treaty. A non-U.S. holder of our shares that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS. A non-U.S. holder should consult its own tax advisor regarding its possible entitlement to benefits under an income tax treaty.

The U.S. federal withholding tax described in the preceding paragraph does not apply to dividends that represent U.S. trade or business income of a non-U.S. holder who provides a properly executed IRS Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States.

Dispositions

Except as set forth below, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other taxable disposition of our shares unless:

•	the gain is U.S. trade or business income;
•	the non-U.S. holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and meets other conditions; or
•	we are or have been a U.S. real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter and certain other conditions discussed below are met.

An individual non-U.S. holder described in the first bullet point immediately above will be subject to U.S. federal income tax in the manner described in “— U.S. Trade or Business Income” above. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, exchange or other taxable disposition of our shares, which may be offset by U.S.-source capital losses, even though the individual is not considered a resident of the United States. A non U.S. holder described in the third bullet point above will be subject to U.S. federal income tax under regular graduated U.S. federal income tax rates with respect to the gain recognized in the same manner as if the non U.S. holder were a United States person as defined under the Code.

We have not determined whether we are a U.S. real property holding corporation, and no assurance can be given that we are not or will not become one in the future. If, however, we are or become a U.S. real property holding corporation, so long as our shares are regularly traded on an established securities market, generally only a non-U.S. holder who holds or held directly or indirectly (at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period) more than five percent of our shares will be subject to U.S. federal income tax on the disposition of our shares. Non-U.S. holders should consult their own tax advisors about the consequences that could result if we are, or become, a U.S. real property holding corporation.

Information Reporting and Backup Withholding Requirements

We must annually report to the IRS and to each non-U.S. holder any dividend income that is subject to U.S. federal withholding tax, or that is exempt from such withholding tax pursuant to an income tax treaty. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides. Under certain circumstances, the Code imposes a backup withholding obligation (currently at a rate of 28%) on certain reportable payments. Dividends paid to a non-U.S. holder of our shares generally will be exempt from backup withholding if the non-U.S. holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our shares to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status on a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of our shares to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S. related person”). In the case of the payment of the proceeds from the disposition of our shares to or through a non-U.S. office of a broker that is either a United States person or a U.S. related person, the Regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the owner is a non-U.S. holder and the broker has no knowledge to the contrary. Non-U.S. holders should consult their own tax advisors on the application of information reporting and backup withholding to them in their particular circumstances (including upon their disposition of our shares).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be refunded by the IRS or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Non-U.S. holders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in us.

U.S. Federal Estate Tax

Our shares beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

FATCA Withholding

Pursuant to Sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-US persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Such payments will include dividend payments on, and the gross proceeds from, the sale or other disposition of, our shares. Payments of dividends that you receive in respect of our shares could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold our shares through a non-US person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). Payments of gross proceeds from a sale or other disposition of our shares could also be subject to FATCA withholding unless such disposition occurs before January 1, 2019. You should consult your own tax advisor regarding the relevant U.S. law and other official guidance on FATCA withholding.

UNDERWRITING

Under the terms of an underwriting agreement, which we will file as an exhibit to our current report on Form 8-K and incorporate by reference in this prospectus supplement and the accompanying prospectus, Barclays Capital Inc., the underwriter in this offering, has agreed to purchase, and the selling shareholder has agreed sell, 2,870,000 shares. The underwriter proposes initially to offer the shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $     per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed by the underwriter. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part. Sales of shares made outside the United States may be made by affiliates of the underwriter.

The following table shows the public offering price, underwriting discount and proceeds before expenses to the selling shareholder:

	Per Share	Total
Price to the public	$	$
Underwriting discounts and commissions	$	$
Proceeds to selling shareholder (before expenses)	$	$

The underwriting agreement provides that the underwriter’s obligation to purchase shares depends on the satisfaction of the conditions contained in the underwriting agreement including:

•	the obligation to purchase all of the shares offered hereby, if any of the shares are purchased;
•	the representations and warranties made by us and the selling shareholder to the underwriter are true;
•	there is no material change in our business or in the financial markets; and
•	we deliver customary closing documents to the underwriter.

Expenses

The expenses of the offering that are payable by us, including selling shareholder expenses, are estimated to be approximately $200,000. The selling shareholder will pay the underwriting discounts and commissions.

Lock-Up Agreements

We, all of our directors and executive officers and the selling shareholder have agreed that, subject to certain exceptions, without the prior written consent of the underwriter, we and they will not directly or indirectly (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition by any person in privity with such persons of) any shares (including, without limitation, shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of the shares, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares or securities convertible, exercisable or exchangeable into shares or any of our other securities, or (4) publicly disclose the intention to do any of the foregoing for the lockup period. The lockup period for us, our directors and officers and the selling shareholder will be a period of 30 days after the date of this prospectus supplement. The foregoing does not apply to shares to be sold by the selling shareholder pursuant to the underwriting agreement and certain other exceptions, including the issuance of shares by us to our Manager in connection with the reinvestment by our Manager of fees payable by us to our Manager under the Management Services Agreement and the sale or disposition by our Manager of shares issued by us to our Manager in connection with the reinvestment of such fees.

The underwriter, in its sole discretion, may release the shares and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release the shares and other securities from lock-up agreements, the underwriter will consider, among other factors, the holder’s reasons for requesting the release, the number of shares and other securities for which the release is being requested and market conditions at the time.

Indemnification

We and the selling shareholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

The underwriter may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, in accordance with Regulation M under the Securities Exchange Act of 1934, as amended:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
•	A short position involves a sale by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriter in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriter may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.
•	Syndicate covering transactions involve purchases of the shares in the open market after the distribution has been completed in order to cover syndicate short positions.
•	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of the shares. As a result, the price of the shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the shares. In addition, neither we nor the underwriter make representation that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on the underwriter’s website or through other online services maintained by the underwriter or by its affiliates. In those cases, prospective investors may view offering terms online and, depending upon the underwriter’s online services, prospective investors may be allowed to place orders online. The underwriter may allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations.

Other than the prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of this prospectus supplement, the prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter and should not be relied upon by investors.

Stamp Taxes

If you purchase shares offered in this prospectus supplement and the accompanying prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement and the accompanying prospectus.

Relationships

The underwriter and its related entities have engaged, and may in the future engage, in commercial and investment banking transactions with us in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions. For instance, an affiliate of Barclays Capital Inc. is a lender under Atlantic Aviation’s new credit facility. In the past, Barclays Capital Inc. has acted as an underwriter in connection with our debt and equity offerings. An affiliate of Barclays Capital Inc. is acting as a lender under our senior secured revolving credit facility.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area

This prospectus supplement has been prepared on the basis that any offer of shares in any member state of the European Economic Area (each, a “Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in a Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so (i) in circumstances in which no obligation arises for us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriter have authorized, nor do we or they authorize, the making of any offer of shares in circumstances in which an obligation arises for us or the underwriter to publish a prospectus for such offer. Neither we nor the underwriter have authorized, nor do we or they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriter, which constitute the final placement of the shares contemplated in this prospectus supplement.

In relation to each Member State of the European Economic Area, the underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive was implemented in that Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of any shares which are the subject of the offering contemplated by this prospectus supplement to the public in that Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of such shares to the public in that Member State:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriter for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall result in a requirement for the publication by us or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of such shares to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe to the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended), and includes any relevant implementing measure in the Member State.

Each subscriber for the shares located within a Member State will be deemed to have represented, acknowledged and agreed that it is a qualified investor within the meaning of Article 2(1)(e) of the Prospectus Directive.

Notice to Prospective Investors in the United Kingdom

This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (high net worth companies, unincorporated associations etc.) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (United Kingdom), as amended, the “FSMA”) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

The underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus supplement have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus supplement or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) (the “CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

Our shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and our shares will not be offered or sold, directly or indirectly, in Japan, or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan, or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our shares may not be circulated or distributed, nor may our shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where our shares are subscribed or purchased under Section 275 by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired our shares pursuant to an offer made under Section 275 except:

(1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law; or

(4) as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland.

Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the offering, us or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of the shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an “Exempt Offer” in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person.

The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principals that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by White & Case LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the selling shareholder by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. The underwriter was represented by Shearman & Sterling LLP, New York, New York.

EXPERTS

The consolidated financial statements and schedule of Macquarie Infrastructure Corporation and subsidiaries as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report, dated February 22, 2016, on the effectiveness of the internal control over financial reporting as of December 31, 2015 contains an explanatory paragraph that states Macquarie Infrastructure Corporation acquired Bayonne Energy Center during 2015, and management excluded from its assessment of the effectiveness of Macquarie Infrastructure Corporation’s internal control over financial reporting as of December 31, 2015, Bayonne Energy Center’s internal control over financial reporting associated with approximately 10% of total assets and approximately 5% of total revenues included in the consolidated financial statements of Macquarie Infrastructure Corporation as of and for the year ended December 31, 2015. Our audit of internal control over financial reporting of Macquarie Infrastructure Corporation also excluded an evaluation of the internal control over financial reporting of Bayonne Energy Center.

WHERE YOU CAN FIND MORE INFORMATION

We are required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with those requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC’s toll-free number at 1-800-SEC-0330 for further information about the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov and can be found by searching the EDGAR archives on the website. In addition, our SEC filings and other information about us may also be obtained from our website at www.macquarie.com/mic, although information on our website is not incorporated by reference into and does not constitute a part of this prospectus supplement. Our common stock is listed on the NYSE under the symbol “MIC” and all reports, proxy statements and other information filed by us with the NYSE may be inspected at the NYSE’s offices at 20 Broad Street, New York, New York 10005.

We have filed a registration statement on Form S-3 to register with the SEC the securities covered by this prospectus supplement. This prospectus supplement is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement or our other SEC filings for a copy of the contract or other document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement. Later information that we file will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules) until the offering of the particular securities covered by this prospectus supplement has been completed. This prospectus supplement is part of a registration statement filed with the SEC.

We are incorporating by reference into this prospectus supplement the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on February 23, 2016;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed with the SEC on May 2, 2016;
•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 filed with the SEC on August 1, 2016;
•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 filed with the SEC on October 31, 2016;
•	Our Current Reports on Form 8-K filed with the SEC on February 23, 2016, May 18, 2016, October 5, 2016, October 11, 2016 and October 14, 2016; and
•	The description of our common stock set forth in Exhibit 99.2 to our Current Report on Form 8-K filed with the SEC on May 21, 2015, and any subsequent amendments and reports filed to update that description.

The documents incorporated by reference into this prospectus supplement are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference into this prospectus supplement to any person, without charge, upon written or oral request. Requests for such copies should be directed to the following:

Macquarie Infrastructure Corporation
125 West 55th Street
New York, NY 10019
Attention: Investor Relations
Telephone: (212)-231-1825

Except as provided above, no other information, including, but not limited to, information on our website, is incorporated by reference into this prospectus supplement or as a part of this prospectus supplement.

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities

Macquarie Infrastructure Corporation

Macquarie Infrastructure Corporation may sell, from time to time, shares of its common stock, par value $0.001 per share, shares of its preferred stock, par value $0.001 per share, and debt securities, which we refer to, together with the common stock and the preferred stock, as securities. Macquarie Infrastructure Management (USA) Inc., our manager, as a selling stockholder, which we refer to as our Manager or the Selling Stockholder, may sell, from time to time, shares of common stock in Macquarie Infrastructure Corporation. We or the Selling Stockholder may offer for sale the securities covered by this prospectus, as applicable, directly to purchasers or through underwriters, broker-dealers or agents, in public or private transactions, at prevailing market prices or at privately negotiated prices, including in satisfaction of certain contractual obligations. For additional information on the methods of sale, you should refer to the section of this prospectus entitled “Plan of Distribution.” We and the Selling Stockholder may offer these securities, as applicable, at prices and on terms determined at the time of offering.

The common stock covered by this prospectus is listed for trading on The New York Stock Exchange, or NYSE, under the symbol “MIC.”

We will provide more specific information about the terms of an offering of these securities in supplements to this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement. You should read this prospectus and any applicable prospectus supplements and information incorporated by reference herein or therein carefully before you invest. If any underwriters, broker-dealers or agents are involved in any offering, the names of such underwriters, broker-dealers or agents and any applicable commissions or discounts or other compensation will be described in the applicable prospectus supplement relating to the offering.

Investing in the securities involves risks that are described in the “Risk Factors” section beginning on page 4 of this prospectus. Risks may also be described in an accompanying prospectus supplement and in information incorporated by reference herein or therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 5, 2016.

Macquarie Infrastructure Corporation is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Infrastructure Corporation.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We and the Selling Stockholder have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectus that may be provided to you by us or on our behalf. We and the Selling Stockholder take no responsibility for, and can provide no assurance as to the reliability of, any information or representation not contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectus that may be provided to you. This prospectus, any applicable prospectus supplement and any such free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable prospectus supplement or any such free writing prospectus constitute an offer to sell or the solicitation of any offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement, the documents incorporated herein and therein by reference and any such free writing prospectus is correct on any date after their respective dates, even though this prospectus, any applicable prospectus supplement and any such free writing prospectus are delivered or securities are sold on a later date. Our business, financial condition, results of operations and cash flows may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may or the Selling Stockholder may sell, at any time and from time to time, any combination of the securities covered by this prospectus in one or more offerings. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act, we or the Selling Stockholder may, from time to time, add and offer additional securities by filing a prospectus supplement with the SEC at the time of the offer.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to the “Company,” “we,” “us,” and “our” mean, collectively, Macquarie Infrastructure Corporation and Macquarie Infrastructure Company, LLC, our predecessor, and all of our subsidiaries included in our consolidated financial statements.

PROSPECTUS SUPPLEMENT

This prospectus provides you with a general description of the securities that may be offered. Each time that securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus shall be modified or superseded by any inconsistent statement made by us in an accompanying prospectus supplement for an offering. You should read both this prospectus and any accompanying prospectus supplement, especially the section titled “Risk Factors” herein and therein together with the additional information described under the heading “Incorporation of Certain Documents by Reference” or incorporated by reference into this prospectus and any applicable prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus will describe: the applicable public offering price, the price paid for the securities, the net proceeds, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of securities covered by this prospectus.

For more detail on the terms of the securities offered, see “Description of our Capital Stock” and “Description of Debt Securities.”

FORWARD-LOOKING STATEMENTS

We have included in or incorporated by reference into this prospectus, and from time to time may make in our public filings, press releases or other public statements, certain statements that may constitute forward-looking statements. These include without limitation those under the headings “Macquarie Infrastructure Corporation” and “Risk Factors,” as well as other statements contained in this prospectus, any prospectus supplement or in any document incorporated by reference into this prospectus or any applicable prospectus supplement. In addition, our management may make forward-looking statements to analysts, investors, representatives of the media and others. These forward-looking statements are not historical facts and represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and beyond our control. We may, in some cases, use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements.

In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are identifying important factors that, individually or in the aggregate, could cause actual results to differ materially from those contained in any forward-looking statements made by us. Any such forward-looking statements are qualified by reference to the following cautionary statements.

Forward-looking statements in this prospectus and any prospectus supplement (including any documents incorporated by reference herein or therein) are subject to a number of risks and uncertainties, some of which are beyond our control, including, among other things:

•	changes in general economic, business or demographic conditions or trends in the United States or changes in the political environment, including changes in gross domestic product, interest rates and inflation;
•	the ability to service, comply with the terms of and refinance at maturity our indebtedness, including due to dislocation in debt markets;
•	disruptions or other extraordinary or force majeure events and the ability to insure against losses resulting from such events or disruptions;
•	the regulatory environment, including U.S. energy policy, and the ability to estimate compliance costs, comply with any changes thereto, rates implemented by regulators, and the relationships and rights under and contracts with governmental agencies and authorities;
•	any event or occurrence that may limit our ability to pay or increase our dividend;
•	the ability to conclude a sufficient number of attractive growth projects, deploy growth capital in amounts consistent with our objectives in the prosecution of those and achieve targeted risk adjusted returns on any growth project;
•	sudden or extreme volatility in commodity prices;
•	changes in demand for chemical, petroleum and vegetable and animal oil products, the relative availability of tank storage capacity and the extent to which such products are imported or exported;
•	changes in patterns of commercial or general aviation air travel, including variations in customer demand;
•	technological innovations leading to changes in energy production, distribution and consumption patterns;
•	fluctuations in fuel costs, or the costs of supplies upon which our gas processing and distribution business is dependent, and the ability to recover increases in these costs from customers;
•	the ability to make alternate arrangements to account for any disruptions or shutdowns that may affect suppliers’ facilities or the operation of the barges upon which our gas processing and distribution business is dependent;

•	the ability to make, finance and integrate acquisitions or growth projects and the quality of financial information and systems of acquired entities;
•	the ability to implement operating and internal growth strategies;
•	environmental risks, including the impact of climate change and weather conditions;
•	the impact of weather events including potentially hurricanes, tornadoes and/or seasonal extremes;
•	changes in electricity or other energy costs, including natural gas pricing;
•	unplanned outages and/or failures of technical and mechanical systems;
•	payment of performance fees to our Manager, if any, that could reduce distributable cash if paid in cash or could dilute existing stockholders if satisfied with the issuance of shares of our common stock;
•	changes in the current treatment of qualified dividend income and long-term capital gains under current U.S. federal income tax law and the qualification of income and gains for such treatment;
•	work interruptions or other labor stoppages;
•	the inability of principal off-takers in the contracted power businesses to take and/or pay for the energy supplied;
•	our Manager’s affiliation with the Macquarie Group (as defined below) or equity market sentiment, which may affect the market price of our common stock;
•	the limited ability to remove our Manager for underperformance and our Manager’s right to resign;
•	unanticipated or unusual behavior of municipalities and states brought about by financial distress; and
•	the extent to which federal spending cuts reduce the U.S. military presence in Hawaii or flight activity at airports at which Atlantic Aviation (as defined below) operates.

Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. A description of risks that could cause our actual results to differ appears under the caption “Risk Factors” and elsewhere in this prospectus and any accompanying prospectus supplement and in the documents incorporated by reference into this prospectus and any accompanying prospectus supplement. It is not possible to predict or identify all risk factors and you should not consider that description to be a complete discussion of all potential risks or uncertainties that could cause our actual results to differ.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this prospectus or any accompanying prospectus supplement (including any documents incorporated by reference herein or therein) may not occur. These forward-looking statements are made as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should, however, consult further disclosures we may make in future filings with the SEC.

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WHERE YOU CAN FIND MORE INFORMATION

We are required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with those requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC’s toll-free number at 1-800-SEC-0330 for further information about the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov and can be found by searching the EDGAR archives on the website. In addition, our SEC filings and other information about us may also be obtained from our website at www.macquarie.com/mic, although information on our website does not constitute a part of this prospectus. Our common stock is listed on the NYSE under the symbol “MIC” and all reports, proxy statements and other information filed by us with the NYSE may be inspected at the NYSE’s offices at 20 Broad Street, New York, New York 10005.

We have filed a registration statement on Form S-3 to register with the SEC the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement or our other SEC filings for a copy of the contract or other document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the particular securities covered by a prospectus supplement has been completed. This prospectus is part of a registration statement filed with the SEC.

We are incorporating by reference into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 23, 2016;
•	Our Current Report on Form 8-K filed with the SEC on February 23, 2016; and
•	The description of our common stock contained in Exhibit 99.2 to our Current Report on Form 8-K filed with the SEC on May 21, 2015, and any subsequent amendments and reports filed to update that description.

The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, without charge, upon written or oral request. Requests for such copies should be directed to the following:

Macquarie Infrastructure Corporation
125 West 55th Street
New York, NY 10019
Attention: Investor Relations
Telephone: (212)-231-1825

Except as provided above, no other information, including, but not limited to, information on our website, is incorporated by reference into this prospectus or a part of this prospectus.

MACQUARIE INFRASTRUCTURE CORPORATION

Macquarie Infrastructure Corporation, a Delaware corporation, is the successor to Macquarie Infrastructure Company LLC, or MIC LLC, pursuant to the conversion, or the conversion, of MIC LLC from a Delaware limited liability company into a Delaware corporation on May 21, 2015. MIC LLC was formed on April 13, 2004. Except as otherwise specified, all references in this prospectus to “MIC,” “our Company,” “we,” “us,” and “our” mean, Macquarie Infrastructure Corporation from and after the time of the conversion and MIC LLC, our predecessor, prior to the conversion, and, in each case, its subsidiaries included in our consolidated financial statements. Macquarie Infrastructure Management (USA) Inc., is part of the Macquarie Group, comprised of Macquarie Group Limited and its subsidiaries and affiliates worldwide.

MIC Level Strategy

Our corporate strategy is to own a diversified portfolio of businesses and grow stockholder dividends. We intend to achieve this by:

•	providing the optimal service while maintaining the highest safety, environmental and governance standards;
•	increasing the top-line through effective optimization of price, volume and margin;
•	effectively managing expenses within the businesses;
•	realizing the growth and cost synergies across our businesses;
•	prudently deploying capital to:
•	grow our existing businesses; and
•	develop and acquire additional businesses; and
•	optimizing capital structure and tax planning.

General

We own, operate and invest in a diversified group of businesses that provide services to other businesses, government agencies and individuals primarily in the United States. The businesses we own and operate include:

•	International Matex Tank Terminals or IMTT: a bulk liquid terminals business which provides bulk liquid storage, handling and other services to third parties at ten marine terminals in the United States and two in Canada;
•	Atlantic Aviation: a provider of fuel, terminal, aircraft hangaring and other services primarily to owners and operators of general aviation aircraft on 69 airports in the United States.;
•	Contracted Power and Energy segment or CP&E: controlling interests in gas-fired, wind and solar power facilities in the United States.; and
•	Hawaii Gas: a gas energy company processing and distributing gas and providing related services in Hawaii.

We buy, develop and invest in the growth of our businesses based on an assumption that we will own them indefinitely. It is neither our intent nor our expectation that we will divest of a business at a particular point in our ownership or as a result of having achieved certain targets, financial or otherwise. This view of ownership as a long-term relationship does not preclude sales of assets when we believe that we have either maximized the amount of value in the asset relative to our capability, or the asset is more highly valued by another owner. Since listing in December 2004, we have divested a total of approximately $360.0 million in assets including partial interests in several non-U.S. businesses, two businesses in the U.S. and several of the facilities owned and operated by our Atlantic Aviation business. In general, we have redeployed the proceeds of these asset sales in the development of our remaining businesses either through investment in growth projects or acquisitions of small, “bolt-on” operations consistent with our view of MIC as a long-term owner.

Deployment of growth capital has been and is expected to continue to be an important part of our strategy and the creation of stockholder value. Our sources of growth capital include the capital generated by our businesses but not distributed as a cash dividend, capital generated through the issuance of additional debt and/or equity securities, or, as noted above, the proceeds of sales of certain assets.

Since 2006, we have owned and operated businesses in the four lines in which we operate today, having acquired a 50% interest in IMTT in May 2006 and Hawaii Gas in June of that year. Since then, and excluding the investment in the second half of IMTT and our initial investment in Bayonne Energy Center, we have deployed over $2.4 billion in the expansion or improvement of, or bolt-on acquisitions on behalf of our businesses. Over time, we would expect to deploy growth capital of around $250.0 million per year in a combination of projects potentially spanning all of our businesses and bolt-on type acquisitions of smaller operations on behalf of those businesses where we have or may pursue a “roll-up” type strategy.

Importantly, we are not obligated to invest in the growth of any one business or segment. If the opportunities in any of our businesses or segments are insufficient or the returns are inadequate relative to our financial targets, we will seek to drive stockholder value through other means. In the extreme that could mean that in some years we invest very little in growth and focus instead on operational improvement — driving top line increases and/or managing expenses (or the rate of growth in expenses) down. Further, although we find value in diversification and the uncorrelated nature of the businesses in our current portfolio, ideally we would prefer to have a portfolio of five or six lines of business as we had following our initial public offering. However, we do not intend to pursue diversification for the sake of diversification if the opportunities are insufficient in number or the expected returns are inadequate relative to our financial hurdles.

Businesses

Our businesses, in general, are defined by a combination of the following characteristics:

•	ownership of long-lived, high-value physical assets that are difficult to replicate or substitute around;
•	opportunity to deploy growth capital within those businesses;
•	broadly consistent demand for their services;
•	scalability, such that relatively small amounts of growth can generate disproportionate increases in earnings before interest, taxes, depreciation and amortization (EBITDA);
•	the provision of basic, often essential services;
•	generally predictable maintenance capital expenditure requirements; and
•	generally favorable competitive positions, largely due to high barriers to entry, including:
•	high initial development and construction costs;
•	difficulty in obtaining suitable land on which to operate;
•	long-term concessions, leases or customer contracts; and
•	lack of immediate cost-effective alternatives for the services provided.

The different businesses that comprise our Company exhibit these above characteristics to different degrees at different times. For instance, GDP correlated businesses like Atlantic Aviation may exhibit more volatility during periods of economic downturn than businesses with substantially contracted revenue streams. While not every business that we own will meet all of the general criteria described above, we seek to own a diversified portfolio of businesses that possesses a balance of the characteristics described above.

In addition to the benefits associated with these characteristics, the revenues generated by most of our businesses generally can be expected to keep pace with historically normal rates of inflation. The price escalators built into many customer contracts, and the inflation and cost pass-through adjustments typically a part of pricing terms or provided for by the regulatory process to regulated businesses serve to insulate our businesses to a significant degree from the negative effects of inflation and commodity price risk. We sometimes employ hedging contracts in connection with our businesses’ floating rate debt and limited commodity price exposure.

Our existing businesses can be categorized as follows:

•	those with the majority of their revenues derived from contracts, such as:
•	at IMTT and the unregulated business at Hawaii Gas (1 – 5 years); and
•	in our CP&E segment (13 – 25 years);
•	those with regulated revenue such as the utility operations of Hawaii Gas; and
•	those with long-dated concessions, such as Atlantic Aviation, where revenue is derived on a per-use basis.

Our Manager

We are managed externally by Macquarie Infrastructure Management (USA) Inc., our Manager. Our Manager is a member of the Macquarie Group, a diversified international provider of financial, advisory and investment services. The Macquarie Group is headquartered in Sydney, Australia and is a global leader in the management of infrastructure investment vehicles on behalf of third-party investors and advising on the acquisition, disposition and financing of infrastructure assets.

We have entered into a management services agreement, or the Management Services Agreement, with our Manager. Our Manager is responsible for our day-to-day operations and affairs and oversees the management teams of our operating businesses. Our Manager has assigned, or seconded, to us two of its employees to serve as our chief executive officer and chief financial officer and seconds or makes other personnel available as required. The services performed for us by our Manager are provided at our Manager’s expense, and include the compensation of our seconded personnel.

We pay our Manager a monthly base management fee based primarily on our market capitalization. Our Manager can also earn a performance fee if the quarterly total return for our stockholders (capital appreciation plus dividends) is positive and exceeds the quarterly total return of a U.S. utilities index benchmark, both in the quarter and cumulatively. If payable, the performance fee is equal to 20% of the difference between the benchmark return and the return for our stockholders. The current default election of settling both base management and performance fees is through the reinvestment of the fees in shares of our common stock. Our Manager’s election to invest its fees in shares of our common stock can only change during a 20 trading day window following our earnings release. Any change would apply to fees paid thereafter.

Principal Executive Offices

Our principal executive offices are located at 125 West 55th Street, New York, NY 10019. Our telephone number at that location is (212) 231-1000. You may also obtain additional information about us from our website, www.macquarie.com/mic. Information on our website is not incorporated by reference into this prospectus or a part of this prospectus.

RISK FACTORS

An investment in our securities involves a number of risks. For a discussion of risks related to our business, please see our most recent Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K which we file after the date of this prospectus, and all other information contained or incorporated in this prospectus by reference. You should carefully read and consider the risks described below and elsewhere in this prospectus and any prospectus supplement, as well as those described in the documents we incorporate by reference, before investing in our securities.

Risks Related to Having an External Manager

We are subject to the terms and conditions of the Management Services Agreement between us and our Manager.

We cannot unilaterally amend the Management Services Agreement between us and our Manager. Changes in the compensation of our Manager, certain rights held by our Manager or other components of the Management Services Agreement require the approval of our Manager and limit our ability to make changes without the consent of the Manager that could be beneficial to stockholders generally.

Our Manager owns a significant portion of our outstanding common stock. A sale of all or a portion of the common stock owned by our Manager could be interpreted by the equity markets as a lack of confidence in our prospects.

Our Manager, in its sole discretion, determines whether to reinvest base management and performance fees in shares of our common stock and whether to hold or sell those securities. Reinvestment of base management and performance fees in additional common stock would increase our Manager’s ownership stake in us. As of April 4, 2016, our Manager owned 7.2% of our outstanding common stock. If our Manager decides, for reasons other than our performance and prospects, to reduce its position in us, such sales may be interpreted by some market participants as a lack of confidence in us and put downward pressure on the market price of our common stock. Sales of shares of common stock by our Manager could increase the available supply and decrease the price if demand is insufficient to absorb such sales.

Certain provisions of our Management Services Agreement, certificate of incorporation and bylaws make it difficult for third parties to acquire control of us and could deprive investors of the opportunity to obtain a takeover premium for their shares of common stock.

In addition to the limited circumstances in which our Manager can be terminated under the terms of the Management Services Agreement, the Management Services Agreement provides that in circumstances where our common stock ceases to be listed on a recognized U.S. exchange as a result of the acquisition of our common stock by third parties in an amount that results in our common stock ceasing to meet the distribution and trading criteria on such exchange or market, our Manager has the option to either propose an alternate fee structure and remain our Manager or resign, terminate the Management Services Agreement upon 30 days’ written notice and be paid a substantial termination fee. The termination fee payable on our Manager’s exercise of its right to resign as our Manager subsequent to a delisting of our common stock could delay or prevent a change in control that may favor our stockholders. Furthermore, in the event of such a delisting, any proceeds from the sale, lease or exchange of a significant amount of assets must be reinvested in new assets of our Company, subject to debt repayment obligations. We would also be prohibited from incurring any new indebtedness or engaging in any transactions with our stockholders or our affiliates without the prior written approval of our Manager. These provisions could deprive stockholders of opportunities to realize a premium on the common stock owned by them.

Our certificate of incorporation and bylaws contain a number of provisions that could have the effect of making it more difficult for a third-party to acquire, or discouraging a third-party from acquiring, control of us. These provisions include:

•	restrictions on our ability to enter into certain transactions with our major stockholders, with the exception of our Manager; similar restrictions are also contained in Section 203 of the Delaware General Corporation Law, or the DGCL;

•	allowing only our board of directors to fill vacancies, including newly created directorships and requiring that directors may be removed with or without cause by a stockholder vote of 66 2/3%;
•	requiring that only the chairman or board of directors may call a special meeting of our stockholders;
•	prohibiting stockholders from taking any action by written consent;
•	establishing advance notice requirements for nominations of candidates for election to our board of directors or for proposing matters that can be acted upon by our stockholders at a stockholders’ meeting; and
•	having a substantial number of additional shares of common stock authorized but unissued.

Our Manager’s decision to reinvest its monthly base management fees and quarterly performance fees, as applicable, in common stock or retain the cash will affect stockholders differently.

Our Manager is paid a base management fee based on our market capitalization and potentially performance fees based on the total return generated on behalf of equity holders relative to a U.S. utilities index benchmark. Our Manager, in its sole discretion, may elect to retain base management fees and performance fees, if applicable, paid in cash or to reinvest such payments in additional common stock. In the event our Manager chooses not to reinvest the fees to which it is entitled in additional shares of common stock, the amount paid will reduce the cash that may otherwise be distributed as a dividend to all stockholders or used in our Company’s operations. In the event our Manager chooses to reinvest the fees to which it is entitled in additional common stock, effectively returning the cash to us, such reinvestment and the issuance of new shares of common stock will dilute existing stockholders by the increase in the percentage of common stock owned by our Manager. Either option may adversely impact the market for our common stock.

In addition, our Manager has typically elected to invest its fees in shares of our common stock, and, unless otherwise agreed with us, can only change this election during a 20-trading day window following our earnings release. Any change would apply to fees paid thereafter. Accordingly, stockholders would generally have notice of our Manager’s intent to receive fees in cash rather than reinvest before the change was effective.

Our Manager can resign with 90 days’ notice, or our CEO or CFO could be removed by our Manager, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations, which could adversely affect our financial results and negatively impact the market price of our common stock.

Our Manager has the right, under the Management Services Agreement, to resign at any time with 90 days’ notice, whether we have found a replacement manager or not. In addition, our Manager could re-assign or remove the CEO and/or the CFO from their positions and responsibilities at our Company without our board of directors’ approval and with little or no notice. If our Manager resigns or our CEO/CFO are removed, we may not be able to find a new external manager or hire internal management with similar expertise within 90 days to provide the same or equivalent services on acceptable terms, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial results could be adversely affected, perhaps materially, and the market price of our common stock may decline substantially. In addition, the coordination of our internal management, acquisition activities and supervision of our businesses are likely to suffer if we were unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by our Manager and its affiliates.

Furthermore, if our Manager resigns, we and our subsidiaries will be required to cease use of the Macquarie brand entirely, and change their names to remove any reference to “Macquarie.” This may cause the value of our Company and the market price of our common stock to decline.

Our externally managed model may not be viewed favorably by investors.

We are externally managed by a member of the Macquarie Group. Our Manager receives a fee for its services that provides for a number of corporate center functions including the compensation of our management team and those who provide services to us on a shared basis, health and welfare benefits, the provision of facilities, technology and insurance (other than directors and officers). The fee is based on our market capitalization and thus increases as we grow. The size of the fee may bear no direct correlation with the actual cost of providing the agreed upon services and may be higher than the cost of managing our Company internally. Per the terms of the Management Services Agreement with our Manager, the current default election for satisfying any base management or performance fees to which our Manager may be entitled is the issuance of additional shares of common stock. To the extent the fees continue to be satisfied by reinvestment in our common stock, all stockholders will be diluted and our hurdle for growing distributable cash on a per share basis will be higher.

Our Manager’s affiliation with Macquarie Group Limited and the Macquarie Group may result in conflicts of interest or a decline in the market price of our common stock.

Our Manager is an affiliate of Macquarie Group Limited and a member of the Macquarie Group. From time to time, we have entered into, and in the future we may enter into, transactions and relationships involving Macquarie Group Limited, its affiliates, or other members of the Macquarie Group. Such transactions have included and may include, among other things, the entry into debt facilities and derivative instruments with members of the Macquarie Group serving as lender or counterparty, and financial advisory or equity and debt underwriting services provided to us by the Macquarie Group.

Although our audit committee, all of the members of which are independent directors, is required to approve of any related party transactions, including those involving members of the Macquarie Group or its affiliates, the relationship of our Manager to the Macquarie Group may result in conflicts of interest.

In addition, as a result of our Manager’s being a member of the Macquarie Group, negative market perceptions of Macquarie Group Limited generally or of Macquarie’s infrastructure management model, or Macquarie Group statements or actions with respect to other managed vehicles, may affect market perceptions of us and cause a decline in the price of our common stock unrelated to our financial performance and prospects.

In the event of the underperformance of our Manager, we may be unable to remove our Manager, which could limit our ability to improve our performance and could adversely affect the market price of our common stock.

Under the terms of the Management Services Agreement, our Manager must significantly underperform in order for the Management Services Agreement to be terminated. Our board of directors cannot remove our Manager unless:

•	our common stock underperforms a weighted average of two benchmark indices by more than 30% in relative terms and more than 2.5% in absolute terms in 16 out of 20 consecutive quarters prior to and including the most recent full quarter, and the holders of a minimum of 66.67% of the outstanding shares of our common stock (excluding any shares owned by our Manager or any affiliate of the Manager) vote to remove our Manager;
•	our Manager materially breaches the terms of the Management Services Agreement and such breach has been unremedied within 60 days after notice;
•	our Manager acts with gross negligence, willful misconduct, bad faith or reckless disregard of its duties in carrying out its obligations under the Management Services Agreement, or engages in fraudulent or dishonest acts; or
•	our Manager experiences certain bankruptcy events.

Our board of directors cannot remove our Manager unless the market performance of our common stock also significantly underperforms the benchmark index. If we were unable to remove our Manager in circumstances where the absolute market performance of our common stock does not meet expectations, the market price of our common stock could be negatively affected.

Risks Related to Ownership of Our Common Stock

The performances of our businesses or our holding company structure may limit our ability to make regular dividends in the future to our stockholders because we are reliant upon the cash flows and distributions from our businesses.

Our Company is a holding company with no operations. Therefore, we are dependent upon the ability of our businesses to make distributions to our Company to enable it to meet its expenses, and to pay dividends to stockholders in the future. The ability of our operating subsidiaries and the businesses we own to make distributions to our Company is subject to limitations based on their operating performance, the terms of their debt agreements and the applicable laws of their respective jurisdictions. In addition, the ability of each business to reduce its outstanding debt will be similarly limited by its operating performance, as discussed in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form of 10-K for the year ended December 31, 2015.

The market price and marketability of our common stock may from time to time be significantly affected by numerous factors beyond our control, which may adversely affect our ability to raise capital through future equity financings.

The market price of our common stock may fluctuate significantly. Many factors that are beyond our control may significantly affect the market price and marketability of our common stock and may adversely affect our ability to raise capital through equity financings. These factors include, but are not limited to, the following:

•	significant volatility in the market price and trading volume of securities of Macquarie Group Limited and/or vehicles managed by the Macquarie Group or branded under the Macquarie name or logo;
•	significant volatility in the market price and trading volume of securities of registered investment companies, business development companies or companies in our sectors;
•	changes in our earnings or variations in operating results;
•	changes in our ratings from any of the ratings agencies;
•	any shortfall in EBITDA excluding non-cash items or Free Cash Flow from levels expected by securities analysts;
•	changes in regulatory policies or tax law;
•	operating performance of companies comparable to us;
•	loss of funding sources; and
•	substantial sales of our common stock by our Manager or other significant stockholders.

We may issue preferred stock with rights, preferences and privileges that may be superior to the common stock, and these could have negative consequences for holders of our common stock.

We may issue shares of preferred stock in one or more financing transactions. We may also use the authorized preferred stock for funding transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments, although we have no immediate plans to do so. We cannot provide assurances that any such transaction will be consummated on favorable terms or at all, that it will enhance stockholder value, or that it will not adversely affect our business or the trading price of our common stock. Any shares of preferred stock could be issued with rights, preferences and privileges that may be superior to those of our common stock. In addition, preferred stock could be issued for capital raising, financing and acquisition needs or opportunities that have the effect of making an acquisition of our Company more difficult or costly, as could also be the case if the board of directors were to issue additional common stock.

Our reported Earnings per Share, or EPS, as defined under generally accepted accounting principles, or GAAP, does not reflect the cash generated by our businesses and may result in unfavorable comparisons with other businesses for which EPS is a useful component in valuation.

Our businesses own and invest in high-value, long-lived assets that generate large amounts of depreciation and amortization. Depreciation and amortization are non-cash expenses that serve to reduce reported EPS. We pay our Manager base management fees and may pay performance fees both of which may be reinvested in additional shares of our common stock thereby rendering them a non-cash expense. Whether the fees are settled in cash or reinvested in additional shares of our common stock, they have the effect of reducing EPS. As a result, our financial performance may appear to be substantially worse compared with businesses whose earnings do not reflect the effects of depreciation and amortization (or other non-cash items). To the extent that our results appear to be worse, we may have relatively greater difficulty attracting investors in our stock.

Our inability, under GAAP, to consolidate the financial results of certain of our investments may make it relatively more difficult to analyze the cash generating capacity of our combined businesses.

We may make investments in certain businesses which we will be required to account for using the equity method rather than consolidate with the results of our other businesses. The equity method requires us to include the portion of the net income, as determined in accordance with GAAP, equal to our equity interest in the business in our consolidated statement of operations. The physical asset backed nature of the businesses in which we invest (and the higher levels of non-cash expenses including depreciation and amortization) may mean that the performance of these investments have relatively little impact on our consolidated statement of operations even where they generate positive cash flow and this cash flow may not be reflected in the valuation of our common stock.

Our total assets include a substantial amount of goodwill and other intangible assets. The write-off of a significant portion of intangible assets would negatively affect our reported earnings.

Our total assets reflect a substantial amount of goodwill and other intangible assets. At December 31, 2015, goodwill and other intangible assets, net, represented approximately 40.0% of our total assets. Goodwill and other intangible assets were primarily recognized as a result of the acquisitions of our businesses. Other intangible assets consist primarily of airport operating rights, customer relationships and trade names. On at least an annual basis, we assess whether there has been any impairment in the value of goodwill and assess for impairment of other intangible assets when there are triggering events or circumstances. If the carrying value of the tested asset exceeds its estimated fair value, impairment is deemed to have occurred. In this event, the intangible is written down to fair value. Under current accounting rules, this would result in a charge to reported earnings. We have recognized significant impairments in the past, and any future determination requiring the write-off of a significant portion of goodwill or other intangible assets would negatively affect our reported earnings and total capitalization, and could be material.

Our total assets include a substantial amount of intangible assets and fixed assets. The depreciation and amortization of these assets may negatively impact our reported earnings.

The high level of intangible and physical assets written up to fair value upon acquisition of our businesses generates substantial amounts of depreciation and amortization. These non-cash items serve to lower net income as reported in our consolidated statement of operations as well as our taxable income. The generation of net losses or relatively small net income may contribute to a net operating loss, or NOL, carryforward that can be used to offset current taxable income in future periods. However, the continued reporting of little or negative net income may adversely affect the attractiveness of our Company among some potential investors and may reduce the market for our common stock.

Risks Related to Taxation

We have significant NOL carryforwards that may be fully utilized over the next several years thereby subjecting us to payment of substantial federal income taxes and reducing our distributable Free Cash Flow.

We may, without the acquisition of businesses with NOLs, incurring performance fees or implementation of other strategies that provide us with additional tax shield, fully utilize our existing NOLs before we anticipate or have previously indicated. At that point, we may be subject to federal income taxes in consolidation and any liability could be material. Any liability will reduce distributable Free Cash Flow and could prevent the growth or reduce the rate of growth of our dividends.

The current treatment of qualified dividend income and long-term capital gains under current U.S. federal income tax law may be adversely affected, changed or repealed in the future.

Under current law, qualified dividend income and long-term capital gains are taxed to non-corporate investors at a maximum U.S. federal income tax rate of 20%. In addition, certain holders that are individuals, estates or trusts are subject to 3.8% surtax on all or a portion of their “net investment income,” which may include all or a portion of their dividend income and net gains from the disposition of our common stock. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time, which may affect market perceptions of our Company and the market price of our common stock could be negatively affected.

Our ability to use our NOL carryforwards to offset future taxable income may be subject to certain limitations.

In general, under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, a corporation (or other entity taxable as a corporation, such as us) that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change NOLs and certain other tax attributes to offset future taxable income. Generally speaking, an “ownership change” occurs if the aggregate percentage ownership of the stock of the corporation held by one or more “five-percent shareholders” (as defined in the Code) increases by more than fifty percentage points over such shareholders’ lowest percentage ownership during the testing period, which is generally the three year-period ending on the transaction date. If we undergo an ownership change, our ability to utilize NOLs and certain other tax attributes could be limited.

We have significant income tax NOLs, which may not be realized before they expire.

We had $426.2 million in U.S. federal NOL carryforwards at December 31, 2015. While we have concluded that all of the NOLs will more likely than not be realized, there can be no assurance that we will utilize the NOLs generated to date or any NOLs we might generate in the future. In addition, we have incurred state NOLs and have provided a valuation allowance against a portion of those. As with our U.S. federal NOLs, there is also no assurance that we will utilize those state losses or future losses that may be generated. Further, in recently enacted legislation the State of Louisiana has limited the use of NOL carryforwards. There can be no assurance that other states will not suspend or limit the use of NOL carryforwards or that Louisiana will not expand its limitations.

The treatment of depreciation and other tax deductions under current U.S. federal income tax law may be adversely affected, changed or repealed in the future.

Under current law, certain capital expenditures are eligible for accelerated depreciation, including 50% bonus depreciation for assets placed in service prior to December 31, 2017, for U.S. federal income tax purposes. In addition, certain other expenses are eligible to be deducted for U.S. federal income tax purposes. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time, which may affect market perceptions of us and the market price of our common stock could be negatively affected.

We are subject to changes in tax laws and changes in the interpretation of existing tax laws.

We are subject to various taxing regimes, including U.S. federal, state, local and foreign taxes such as income, excise, sales/use, payroll, franchise, property, gross receipts, withholding and ad valorem taxes. New tax laws and regulations and changes in existing tax laws and regulations or the interpretation thereof are continuously being enacted or proposed that could result in increased expenditures for tax liabilities in the future and could have a material adverse effect on our financial condition, results of operations, and liquidity.

We are and our subsidiaries are subject to examinations and challenges by taxing authorities.

Periodic examinations or audits by taxing authorities could increase our tax liabilities and result in the imposition of interest and penalties. If challenges arising from such examinations and audits are not resolved in our favor, they could have a material adverse effect on our financial condition, results of operations, and liquidity.

USE OF PROCEEDS

Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds from our sale of securities under this prospectus for general corporate purposes, including, but not limited to, repayment or refinancing of borrowings, working capital, capital expenditures, investments and the financing of possible acquisitions. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to such offering.

We will not receive any proceeds from sales of common stock offered by the Selling Stockholder under this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

Set forth below is information concerning our ratio of earnings to fixed charges from continuing operations.

	Year Ended December 31,
	2015		2014	2013	2012	2011
Ratio of Earnings to Fixed Charges(1)	NM	(2)	11.99	1.84	2.13	1.39

(1)	Our ratio of earnings to fixed charges from continuing operations is computed by dividing (i) pre-tax income from continuing operations before equity in earnings and amortization charges of investees, plus amortization of capitalized interest, fixed charges and distribution received from equity investees classified as operating activities less interest capitalized; by (ii) fixed charges.
(2)	The ratio of earnings to fixed charges from continuing operations for the year ended December 31, 2015 is not meaningful as fixed charges exceeded adjusted earnings in such year. Earnings were deficient to cover fixed charges by $179.9 million in 2015.

DESCRIPTION OF OUR CAPITAL STOCK

The following description is a summary of the material provisions of our certificate of incorporation and bylaws and specified provisions of the DGCL, in each case to the extent that they relate to shares of our capital stock. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the certificate of incorporation, the bylaws and the DGCL. These documents may be amended from time to time. You should read each of these documents because they, not this description, will define your rights as stockholders.

General

Our authorized capital stock consists of (i) 500,000,000 shares of common stock, $0.001, par value per share, (ii) 100 shares of special stock, $0.001, par value per share, and (iii) 100,000,000 shares of preferred stock, par value $0.001 per share. As of March 31, 2016, we had outstanding 80,257,596 shares of common stock, 100 shares of special stock and no shares of preferred stock.

Common Stock

Voting.  Each share of common stock is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Except as provided in the certificate of incorporation, the holders of common stock and special stock vote separately as different classes. Holders of common stock are not entitled to vote cumulatively for the election of directors. Except as provided in the certificate of incorporation or under the DGCL, all matters to be voted on by holders of common stock must be approved by a majority of the voting power of the shares of common stock present in person or represented by proxy at the meeting of stockholders or, in the case of the election of directors, by a majority of the votes cast unless the election is contested, in which case directors will be elected by a plurality of the votes cast. Any nominee who fails to receive the required number of votes in an uncontested election agrees to promptly tender his or her resignation, and the board of directors will determine whether to accept or reject such resignation following receipt of a recommendation from the nominating and governance committee.

Dividends.  Subject to applicable law and the preference of any other stock ranking prior to the common stock as to the payment of dividends, holders of common stock are entitled to receive dividends in amounts as determined by the board of directors. We may pay dividends consisting of cash, property or shares of our capital stock.

Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. Under Delaware law, however, a corporation cannot pay dividends out of net profits if, after paying the dividend, the corporation’s capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Transfer Restriction.  The certificate of incorporation and bylaws do not restrict the transfer of shares of common stock but the bylaws provide that we have the power to enter into and perform any agreement with any stockholders to restrict the transfer of shares of our common stock in any manner not prohibited by the DGCL.

Election of Directors.  Under the certificate of incorporation, at any time when the Management Services Agreement is in effect and our Manager or any of its affiliates holds at least 200,000 shares of common stock (which represents the number of shares of common stock with an aggregate value of at least $5 million at a price per share of common stock equal to the per share price of the shares sold in the initial public offering of the predecessor to MIC LLC) (as adjusted to reflect any subsequent equity splits or similar recapitalizations), holders of common stock, voting separately as a class, will be entitled to elect our directors other than one director who will be elected by the holders of special stock and who will act as the chairman of the board of directors.

At any time when the Management Services Agreement is not in effect or neither our Manager nor any of its affiliates holds at least 200,000 shares of common stock (as adjusted to reflect any subsequent equity splits or similar recapitalizations), the holders of common stock will be entitled to elect all of the directors to be elected at an election.

Other Rights.  Upon our liquidation, dissolution or winding up, all holders of common stock will be entitled to share equally, on a per share basis, in all of our assets of whatever kind available for distribution.

Trading.  Our common stock is listed on the NYSE under the symbol “MIC” in the same manner that limited liability company interests of MIC LLC were listed on the NYSE. Our transfer agent and registrar is Computershare, Inc.

Special Stock

Concurrently with our conversion from a corporation to a limited liability company, we issued to our Manager 100 shares of special stock. The sole purpose for the issuance of special stock to our Manager was to preserve our Manager’s previously-existing right to appoint one director to serve as the chairman of our board of directors, which right would otherwise have been lost upon consummation of the conversion.

Voting.  Each share of special stock is entitled to one vote on each matter to which holders of special stock are entitled to vote or provide consent.

Holders of special stock are not entitled to vote on or consent to any matter, except those matters explicitly set forth in the certificate of incorporation, which are as follows:

•	any further authorization for issuance of shares of special stock, which issuance will require the prior affirmative vote or written consent of the holders of a majority of the shares outstanding of special stock, voting or consenting separately as a class;
•	any issuance of shares of preferred stock, which issuance will require the prior affirmative or written consent of the holders of a majority of the shares outstanding of special stock, voting or consenting separately as a class;
•	any amendment of any provision of the certificate of incorporation or bylaws that would adversely affect the rights of holders of special stock as a class, which amendment will require the prior affirmative vote or written consent of the holders of a majority of the shares outstanding of special stock, voting or consenting separately as a class;
•	election of one director who will act as the chairman of the board of directors, which election will require the affirmative vote or written consent of the holders of special stock, voting or consenting separately as a class, as discussed immediately below in the section entitled “— Election of One Director”;
•	removal of any director for cause, which removal will require the affirmative vote of the holders of at least 66 2/3% of the voting power of the issued and outstanding shares of common stock and special stock (and any series of preferred stock then entitled to vote at an election of directors), voting together as a single class; and
•	removal of any director elected by the holders of special stock, voting or consenting separately as a class, without cause, which removal will require the affirmative vote or written consent of the holders of at 66 2/3% of the voting power of the issued and outstanding shares of special stock, voting or consenting separately as a class.

Election of One Director.  Under the certificate of incorporation, holders of special stock are entitled to elect one director, who will act as the chairman of the board of directors, at any time when the Management Services Agreement is in effect and our Manager or any of its affiliates holds at least 200,000 shares of common stock (as adjusted to reflect any subsequent equity splits or similar recapitalizations).

Dividends.  The certificate of incorporation provides that holders of special stock are not entitled to any dividends.

Transfer Restriction.  The certificate of incorporation provides that holders of special stock may not offer, sell, pledge, transfer, dispose or distribute shares of special stock or enter into any agreement with respect to the foregoing.

Redemption.  Upon the earlier of (i) the termination of the Management Services Agreement or (ii) the date on which neither our Manager nor any of its affiliates holds at least 200,000 shares of common stock (as adjusted to reflect any subsequent equity splits or similar recapitalizations) (in either case, a “Redemption Event”), all outstanding shares of special stock will be redeemed by us at a price equal to $0.001 per share, within five business days after we become aware of the occurrence of a Redemption Event. If we do not have sufficient funds legally available to redeem all outstanding shares of special stock, we will redeem a pro rata portion of each holder’s redeemable shares out of any legally available funds and redeem the remaining shares as soon as practicable after we have funds legally available thereafter. Any shares of special stock which are redeemed or otherwise acquired by us or any of our subsidiaries will be automatically and immediately canceled and retired and will not be reissued, sold or transferred. Neither we nor any of our subsidiaries may exercise any voting or other rights granted to the holders of special stock following redemption.

Other Rights.  Holders of special stock are not entitled to share in any distribution of assets in the event of any liquidation, dissolution or winding up of our affairs.

Trading.  Our special stock is not listed on any stock exchange.

Preferred Stock

This section summarizes the general terms of the preferred stock that we may offer. The prospectus supplement relating to a particular series of preferred stock will describe the specific terms of that series, which may be in addition to or different from the general terms summarized in this section. The summaries in this section and the prospectus supplement do not describe every aspect of the preferred stock. If any particular terms of a series of preferred stock described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus. When evaluating an offering of our preferred stock, you also should refer to all of the provisions of our certificate of incorporation, the applicable certificate of designation for the offered series of preferred stock and the DGCL. The applicable certificate of designation will be filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part.

Our board of directors is authorized to fix the designations, rights, preferences, powers and limitations of and to issue each series of the preferred stock. Our board of directors has flexibility to create one or more series of preferred stock, from time to time, and to determine the relative designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of each series, and a prospectus supplement will describe the terms of any series of preferred stock being offered thereby, including, without limitation:

•	the dividend rights, dividend rates and dividend periods (or the method of calculation);
•	the purchase price;
•	conversion or exchange rights;
•	any voting rights;
•	rights and terms of redemption (including sinking fund provisions) or repurchase;
•	redemption price or prices;
•	liquidation preferences of any such series;
•	the number of shares in each series;
•	the designation thereof;
•	whether the shares of preferred stock will be listed on a securities exchange;
•	any special U.S. federal income tax considerations; and
•	any other powers, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions.

The consent of our Manager, as holder of shares of special stock, is required for issuances of preferred stock.

Preferred stock may be issued, at the discretion of our board of directors, for any proper corporate purpose, without further action by our stockholders other than as may be required by applicable law. Stockholders do not have preemptive rights with respect to the future issuance of shares of preferred stock and stockholders’ interest in us could be diluted by any such issuance with respect to any of the following: earnings per share, voting, liquidation rights and book and market value.

The issuance of shares of preferred stock could affect the relative rights of holders of common stock. Depending upon the exact terms, limitations and relative rights and preferences, if any of the shares of preferred stock as determined by the board of directors at the time of issuance, the holders of shares of preferred stock may be entitled to a higher dividend rate than that paid on the common stock, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution, redemption rights, rights to convert their shares of preferred stock into shares of common stock, and voting rights which would tend to dilute the voting control of the holders of shares of common stock. We could use preferred stock for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments. We cannot provide assurances that any such transactions will (i) be consummated on favorable terms or at all, (ii) enhance stockholder value or (iii) not adversely affect our business or the trading price of common stock. Any shares of preferred stock could be issued with rights, preferences and privileges that may be superior to those of the common stock.

Our board of directors has represented that it will not, without prior stockholder approval, approve the issuance or use of preferred stock for any defensive or anti-takeover purpose or for the purpose of implementing any stockholder rights plan. Within these limits, as well as others imposed by applicable law and NYSE rules, the board of directors may approve the issuance or use of preferred stock for capital raising, financing and acquisition needs or opportunities that has the effect of making an acquisition of our Company more difficult or costly, as could also be the case if the board of directors were to issue additional common stock.

Forum Selection Clause

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any stockholder (including any beneficial owner) to bring (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or employees to us or to our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws or (v) any action asserting a claim governed by the internal affairs doctrine, will be the Court of Chancery of the State of Delaware. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provisions.

Anti-Takeover Provisions

Certain provisions of the Management Services Agreement, our certificate of incorporation and our bylaws may make it more difficult for third parties to acquire control of us by various means. These provisions could deprive our stockholders of opportunities to realize a premium on the shares owned by them. In addition, these provisions may adversely affect the prevailing market price of the shares. These provisions are intended to:

•	protect the position of our Manager and its rights to manage our business and affairs under the Management Services Agreement;
•	enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board;
•	discourage certain types of transactions which may involve an actual or threatened change in control of us;

•	discourage certain tactics that may be used in proxy fights;
•	encourage persons seeking to acquire control of us to consult first with our board of directors to negotiate the terms of any proposed business combination or offer; and
•	reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares or that is otherwise unfair to our stockholders.

Anti-Takeover Effects of the Management Services Agreement

The limited circumstances in which our Manager may be terminated means that it will be very difficult for a potential acquirer to take over the management and operation of our business. Under the terms of the Management Services Agreement, our Manager may only be terminated by us in the following circumstances:

•	our common stock underperforms a weighted average of two benchmark utilities indices by more than 30% in relative terms and more than 2.5% in absolute terms in 16 out of 20 consecutive quarters prior to and including the most recent full quarter, and the holders of a minimum of 66 2/3% of our outstanding shares of common stock (excluding any shares of common stock owned by our Manager or any affiliate of our Manager) vote to remove our Manager;
•	our Manager materially breaches the terms of the Management Services Agreement and such breach continues unremedied for 60 days after notice;
•	our Manager acts with gross negligence, willful misconduct, bad faith or reckless disregard of its duties in carrying out its obligations under the Management Services Agreement, or engages in fraudulent or dishonest acts; or
•	our Manager experiences certain bankruptcy events.

In addition to the limited circumstances in which our Manager can be terminated under the terms of the Management Services Agreement, the Management Services Agreement provides that in circumstances where our common stock ceases to be listed on a recognized U.S. national securities exchange as a result of the acquisition of our common stock by third parties in an amount that results in the common stock ceasing to meet the distribution and trading criteria on such exchange or market, our Manager has the option to either propose an alternate fee structure and remain our Manager or resign, terminate the Management Services Agreement upon 30 days’ written notice and be paid a substantial termination fee. The termination fee payable on our Manager’s exercise of its right to resign as our Manager subsequent to a delisting of our common stock could delay or prevent a change in control that may favor our stockholders. Furthermore, in the event of such a delisting, any proceeds from the sale, lease or exchange of a significant amount of assets must be reinvested in new assets of our Company, subject to debt repayment obligations. We will also be prohibited from incurring any new indebtedness or engaging in any transactions with our stockholders or our affiliates without the prior written approval of our Manager. These provisions could deprive our stockholders of opportunities to realize a premium on the shares owned by them.

Furthermore, upon resignation of our Manager and the termination of the Management Services Agreement, or within 30 days of a delisting of our shares of common stock unless otherwise agreed by our Manager, we and our subsidiaries will cease using the Macquarie brand entirely, including changing our names to remove any reference to “Macquarie.” Similarly, if our Manager’s appointment is terminated by us, we and our subsidiaries will cease using the Macquarie brand within 30 days of termination.

Anti-Takeover Provisions in the Certificate of Incorporation and Bylaws and Under Delaware Corporate Law

A number of provisions of our certificate of incorporation, bylaws and the DGCL also could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of us.

Business Combinations.  The certificate of incorporation prohibits the merger or consolidation of us with or into any limited liability company, corporation, trust or any other unincorporated business or the sale, lease or exchange of all or substantially all of our assets unless the board of directors adopts a resolution by a majority vote approving such action and unless such action is approved by the affirmative vote of a majority of the outstanding shares entitled to vote thereon; provided, however, that any shares held by the Manager or an affiliate or associate of the Manager shall not be entitled to vote to approve any merger or consolidation with or into, or sale, lease or exchange to, the Manager or any affiliate or an associate thereof.

We are subject to the provisions of Section 203 of the DGCL.

Section 203 prohibits an “interested stockholder” from engaging in a “business combination” with a Delaware corporation for three years following the date such person became an interested stockholder, unless:

•	prior to the date such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;
•	upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and stock held by certain employee stock plans; or
•	on or subsequent to the date of the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

Section 203 defines a “business combination” to generally include:

•	any merger or consolidation involving the corporation and an interested stockholder;
•	any sale, transfer, pledge or other disposition involving an interested stockholder of 10% or more of the assets of the corporation;
•	subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to an interested stockholder;
•	any transaction involving the corporation which has the effect of increasing the proportionate share of any class or series of stock of the corporation beneficially owned by the interested stockholder; or
•	the receipt by an interested stockholder of any loans, guarantees, pledges or other financial benefits provided by or through the corporation.

Section 203 generally defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

The certificate of incorporation provides that we shall not merge or consolidate with any other entity or sell, lease or exchange its property and assets, unless the board of directors adopts a resolution approving such action by the affirmative vote of at least a majority of the total number of directors then in office and an affirmative vote of the stockholders holding a majority of the voting power of our issued and outstanding shares of stock. Any shares held by the Manager or its affiliate or associate will not be entitled to vote on approval of any merger or consolidation with or into, or sale, lease or exchange to, the Manager or its affiliate or associate.

The certificate of incorporation also provides that the affirmative vote of at least 66 2/3% of our outstanding shares of stock (excluding shares held by an “interested stockholder” (as defined in the certificate of incorporation) or any of its affiliates or associate) is required to approve any “business combination” (as defined in the certificate of incorporation). Such affirmative vote is required notwithstanding any law or agreement with any securities exchange or otherwise. The “continuing directors” (as defined in the certificate of incorporation) will determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with the provisions relating to certain business combinations and transactions, including, without limitation, (a) whether a person is an interested stockholder, (b) the number of shares of our stock beneficially owned by any person, (c) whether a person is an affiliate or associate of another and (d) the “fair market value” (as defined in the certificate of incorporation) of our equity securities or any of our subsidiaries.

Vacancies; Acting by Written Consent.  Subject to the right of our Manager as holder of the special stock to elect one director and his or her successor in the event of a vacancy, the certificate of incorporation authorizes only our board of directors to fill vacancies, including for newly created directorships. This provision could prevent a stockholder of ours from effectively obtaining an indirect majority representation on our board of directors by permitting the existing board to increase the number of directors and to fill the vacancies with its own nominees.

Except as otherwise provided in the certificate of incorporation, holders of our shares are not permitted to act by written consent. Instead, stockholders may only take action via proxy, which may be presented at a duly called annual or special meeting of our stockholders. Furthermore, the certificate of incorporation provides that special meetings may only be called by the chairman of our board of directors or by resolution adopted by our board of directors.

Nomination and Proposal Procedures.  Our bylaws provide that stockholders seeking to bring business before an annual meeting of members or to nominate candidates for election as directors at an annual meeting of stockholders of our Company must provide notice thereof in writing to us not less than 120 days and not more than 150 days prior to the anniversary date of our preceding year’s annual meeting. In addition, the stockholder furnishing such notice must be a stockholder of record on both (1) the date of delivering such notice and (2) the record date for the determination of stockholders entitled to vote at such meeting. The bylaws specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting or from making nominations for directors at an annual or special meeting. To deliver timely notice of a nomination for a special meeting of stockholders, a stockholder must submit such written notice at least 120 days but not more than the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the special meeting date and of the proposed nominees.

Future Issuances of Common Stock.  Authorized but unissued shares of common stock are available for future issuance, without approval of our stockholders. These additional shares may be utilized for a variety of purposes, including acquisitions, compensation and incentive plans and future public or private offerings to raise additional capital. One of the effects of the existence of such unissued shares may be to enable the board of directors to discourage or prevent a potential acquisition or takeover (by means of a tender or exchange offer, proxy contest or otherwise) and thereby to protect the continuity of the management.

Removal Procedures.  Our certificate of incorporation provides that any director may be removed for cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of the issued and outstanding shares of common stock, special stock and preferred stock, if any, voting together as a single class. Any director elected by the holders of common stock, voting separately as a class, may be removed from office at any time, without cause, solely by the affirmative vote of at least 66 2/3% of the voting power of the issued and outstanding shares of common stock voting separately as a separate class. Any director elected by the holders of special stock, voting or consenting separately as a class, may be removed from office at any time, without cause, solely by the affirmative vote or written consent of the holders of at least 66 2/3% of the voting power of the issued and outstanding shares of special stock voting separately as a separate class.

Rights Plan.  Although we do not have a stockholder rights plan, under Delaware law, the board of directors could adopt such a plan without stockholder approval. If adopted, a stockholder rights plan could operate to cause substantial dilution to a person or group that attempts to acquire us on terms not approved by the board of directors.

Amendment of Certificate of Incorporation and Bylaws.  Our board of directors has broad authority, subject to the limitations described below, to amend the certificate of incorporation and bylaws. The board, with stockholder approval if required, could in the future choose to amend the certificate of incorporation or bylaws to include other provisions which have the intention or effect of discouraging takeover attempts. Under the DGCL, the certificate of incorporation may be amended by an affirmative vote of a majority of the directors then in office and a majority of the outstanding stock and entitled to vote thereon. The certificate of incorporation and the bylaws provide that the board of directors may amend the bylaws by resolution adopted by the affirmative vote of a majority of the total number of directors then in office, subject to limitations under Delaware law. Section 6.6 (Replacement manager) and Section 11.1 (Amendments) of the bylaws may not be amended without the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at a meeting of stockholders. For so long as the Management Services Agreement is in effect, Section 3.7 (Appointment of Chairman of the Board), Article VI (Management), and Article XI (Amendments) of the bylaws may not be amended without the prior written consent of our Manager.

DESCRIPTION OF DEBT SECURITIES

Senior and Subordinated Debt Securities

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a senior indenture entered into between us and Wells Fargo Bank, National Association, as trustee, and subordinated debt securities will be issued under a subordinated indenture, to be entered into between us and Wells Fargo Bank, National Association, as trustee. This prospectus sometimes refers to the senior indenture and the subordinated indenture collectively as the indentures. The senior indenture and the form of subordinated indenture have been filed as exhibits to the registration statement of which this prospectus forms a part.

We may also issue debt securities under a separate, new indenture. If that occurs, we will describe any differences in the terms of any series or issue of debt securities in the prospective supplement relating to that series or issue.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time as permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

As used in this “Description of Debt Securities,” the terms “the company,” “we,” “our” and “us” refer to Macquarie Infrastructure Corporation, a Delaware corporation, and do not, unless otherwise provided, include our subsidiaries.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior debt, as defined, and described more fully, under “— Subordination,” to the extent and in the manner set forth in the subordinated indenture.

The indentures will not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture and will be equal in ranking.

In the event that our secured creditors, if any, exercise their rights with respect to our assets pledged to them, our secured creditors would be entitled to be repaid in full from the proceeds of those assets before those proceeds would be available for distribution to our other creditors, including the holders of debt securities of any series.

Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities of any series or to make any funds available to the company, whether by dividend, loan or other payment, unless such subsidiaries guarantee the debt securities issued by the company. Therefore, without such guarantees, the assets of the company’s subsidiaries will be subject to the prior claims of all their respective creditors, including the lenders under any credit facilities or debt instruments maintained by our subsidiaries and trade creditors of our subsidiaries. The payment of dividends or the making of loans or advances to the company by its subsidiaries may be subject to contractual, statutory or regulatory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;
•	any limit on the aggregate principal amount of debt securities of such series;
•	the purchase price for the debt securities and the denominations of the debt securities, if other than denominations of $2,000 or any integral multiple of $1,000;
•	the date or dates upon which the debt securities are payable and whether the stated maturity date may be extended or the method used to determine or extend those dates;
•	the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate or rates shall be determined;
•	the basis for calculating interest if other than a 360-day year of twelve 30-day months;
•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date, or the method by which such date or dates shall be determined;
•	the right, if any, to extend the interest payment periods and the duration of any such deferral period;
•	any provisions that would determine payments on the debt securities by reference to any index, formula or other method, and the manner of determining the amount of such payments;
•	the place or places where payments on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable indenture;
•	the rate or rates of amortization of the debt securities, if any;
•	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which, the price or prices at which and the other terms and conditions upon which any debt securities of such series shall be redeemed, in whole or in part, pursuant to such obligation;
•	the period or periods within which, the price or prices at which, and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;
•	any restriction or condition on the transferability of the debt securities of a particular series;
•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default, as defined below, if other than the full principal amount;
•	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;
•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from or modifications or additions to the events of default or our covenants with respect to the applicable series of debt securities, and any provision for the suspension of certain covenants based on credit ratings or other criteria applicable to us or securities issued by us;
•	the application, if any, of the terms of the applicable indenture relating to defeasance and covenant defeasance, which terms are described below, to the debt securities;
•	the terms and conditions, if any, upon which holders may convert or exchange the debt securities of any series into or for the company’s common stock or other securities or property;
•	whether we are issuing the debt securities in whole or in part in global form;
•	the depositary for global or certificated debt securities;
•	the names of any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;
•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered on the record date for such interest, and the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;
•	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);
•	whether, under what circumstances and the currency in which we will pay any additional amounts on the debt securities as contemplated in the applicable indenture in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts (and the terms of any such option);
•	whether and the extent to which the debt securities are entitled to the benefits of any guarantees by any of our subsidiaries or any other form of guarantee;
•	whether the debt securities will be subordinated and the terms of the subordination provisions that will apply to the debt securities; and
•	any other specific terms of the debt securities not inconsistent with the indenture.

Each prospectus supplement, if required, will describe the material U.S. federal income tax considerations associated with the purchase, ownership and disposition by U.S. holders and non-U.S. holders (in each case, as defined under the heading “Material U.S. Federal Income Tax Considerations”) relating to the specific series of debt securities offered.

Unless otherwise specified in a prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate, as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the prospectus supplement any special U.S. federal income tax considerations applicable to these discounted debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing or future senior debt of the company.

The terms of the subordination of a series of subordinated securities, together with the definition of senior debt related thereto, will be as set forth in the applicable supplemental indenture and the prospectus supplement relating to such series.

Our creditors who do not hold senior debt will not benefit from the subordination provisions described herein. In the event of our bankruptcy or insolvency before or after maturity of the subordinated securities, such other creditors would rank equally and ratably with holders of the subordinated securities, subject, however, to the broad equity powers of the Federal bankruptcy court pursuant to which such court may, among other things, reclassify the claims of any series of subordinated securities into a class of claims having a different relative priority with respect to the claims of such other creditors or any other claims against us.

Except to the extent otherwise set forth in a prospectus supplement, the indentures do not contain any restriction on the amount of senior debt which we may incur.

Restrictive Covenants

We will describe any restrictive covenants for any series of debt securities in the prospectus supplement and/or other offering material for each offering of such debt securities.

Consolidation, Merger, Sale of Assets and Other Transactions

Unless otherwise noted in a prospectus supplement, we will not merge with or into or consolidate with any other person or sell, assign, transfer or convey our properties and assets substantially as an entirety to any other person other than a direct or indirect wholly-owned subsidiary of ours, unless:

•	we are the surviving corporation or limited liability company or, in case we merge into or consolidate with another person or sell, assign, transfer or convey our properties and assets substantially as an entirety to any person, the person into which we are merged or formed by such consolidation or the person which acquires our properties and assets substantially as an entirety is a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of our obligations under the applicable indenture;
•	immediately after giving effect to such transaction, no default or event of default under the applicable indenture has occurred and is continuing; and
•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable indenture provisions described in this paragraph and that all conditions precedent provided for in the applicable indenture relating to such transaction have been complied with.

Events of Default, Notice and Waiver

Unless a prospectus supplement states otherwise, the following shall constitute events of default under the indentures with respect to each series of debt securities:

•	our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;
•	our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;
•	our failure to observe or perform any other of its covenants or warranties with respect to such debt securities for 90 days after we receive notice of such failure;

•	certain events of bankruptcy, insolvency or reorganization of the company; and
•	any other event of default provided with respect to debt securities of that series.

If an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required within 90 days after the occurrence of an event of default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such event of default.

The trustee, subject to its duties during an event of default to act with the required standard of care, may require indemnification satisfactory to the trustee by the holders of the debt securities of any series with respect to which an event of default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless:

•	the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture;
•	the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;
•	the trustee shall not have instituted such action within 60 days of such request; and
•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

We are required to furnish periodically to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in a prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we have paid all other sums payable under the applicable indenture.

If indicated in a prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (referred to as defeasance) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (referred to as covenant defeasance), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient (in the opinion of an independent registered accounting firm) to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (1) above, must refer to and be based upon a ruling of the Internal Revenue Service, or IRS, or a change in applicable U.S. federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either defeasance or covenant defeasance, we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, we and the applicable trustee may supplement the indentures for certain purposes without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt securities of any series;
•	reduce the principal amount of, or the rate of interest on, or any premium payable upon the redemption of, any debt securities of any series;
•	change our obligation to pay any additional amounts required to be paid in respect of certain taxes, assessments or governmental charges imposed on holders of the debt securities, as the case may be, except as otherwise contemplated by the applicable indenture;

•	reduce the amount of principal of an original issue discount debt security or any other debt security that would be payable upon declaration of acceleration of the maturity thereof;
•	change the place of payment where, or the currency in which, any debt security or any premium or interest thereon is payable;
•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security on or after the stated maturity thereof (or in the case of a redemption, on or after the redemption date);
•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indentures or for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults thereunder and their consequences;
•	modify any of the above provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indentures which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All monies paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security shall thereafter, as an unsecured general creditor, look only to us for payment thereof.

Global Debt Securities

We may issue registered debt securities in global form. This means that one “global” debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.

We will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that we will name in the applicable prospectus supplement for each offering of such debt securities. Any person holding an interest in the global debt security through the depositary will be considered the “beneficial” owner of that interest. A “beneficial” owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owner of the security. The interest of the beneficial owner in the security is considered the “beneficial interest.” We will register the debt securities in the name of the depositary or the nominee of the depositary, as appropriate.

The depositary or its nominee may only transfer a global debt security in its entirety and only in the following circumstances:

•	by the depositary for the registered global security to a nominee of the depositary;
•	by a nominee of the depositary to the depositary or to another nominee of the depositary; or
•	by the depositary or the nominee of the depositary to a successor of the depositary or to a nominee of the successor.

These restrictions on transfer would not apply to a global debt security after the depositary or its nominee, as applicable, exchanged the global debt security for registered debt securities issued in definitive form.

We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement for the offering of that series. We anticipate that the following provisions will apply to all depositary arrangements for debt securities represented by a registered global security.

Ownership of beneficial interests in a registered global security will be limited to (1) participants that have accounts with the depositary for the registered global security and (2) persons that may hold interests through those participants. Upon the issuance of a registered global security, the depositary will credit each participant’s account on the depositary’s book-entry registration and transfer system with the principal amount of debt securities represented by the registered global security beneficially owned by that participant. Initially, the dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts that the depositary should credit.

Ownership of beneficial interests in the registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary for the registered global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that purchasers of securities regulated by the laws of those states take physical delivery of the securities in definitive form. Those laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.

As long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, that depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Owners of beneficial interests in a registered global security generally will not:

•	be entitled to have the debt securities represented by the registered global security registered in their own names;
•	receive or be entitled to receive physical delivery of the debt securities in definitive form; and
•	be considered the owners or holders of the debt securities under the applicable indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture.

We understand that under existing industry practices, if we request any action of holders of debt securities or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder of debt securities is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

We will make payments of principal, any premium and any interest on a registered global security to the depositary or its nominee. None of the company, the trustee or any other agent of the company or of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any registered global security, upon receipt of any payment of principal (or premium, if any) or interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary.

We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.

We will issue our debt securities in definitive form in exchange for a registered global security, if the depositary for such registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and if a successor depositary registered as a clearing agency under the Exchange Act is not appointed within 90 days and under such other circumstances, if any, as may be described in an applicable prospectus supplement. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by a registered global security and, in such event, will issue debt securities of the series in definitive form in exchange for the registered global security.

We will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary shall instruct the trustee. We expect that the depositary will base these instructions upon directions received by the depositary from participants with beneficial interests in the registered global security.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. The indentures are subject to the provisions of the Trust Indenture Act that are required to be part of the indenture and shall, to the extent applicable, be governed by such provisions.

Concerning the Trustee

We anticipate appointing Wells Fargo Bank, National Association, the trustee under the indentures, as the paying agent, registrar and custodian with regard to the debt securities. As of the date of this prospectus, the trustee and its affiliates and Macquarie Infrastructure Corporation and its affiliates may have various business relationships. In addition, as of the date of this prospectus, the trustee and its affiliates and the Macquarie Group and its affiliates, including the Manager, may have various business relationships. The trustee or its affiliates may in the future provide banking and other services to us and our subsidiaries, and to the Macquarie Group and its affiliates, including the Manager, in the ordinary course of their respective businesses.

SELLING STOCKHOLDER

The Selling Stockholder is a member of the Macquarie Group, a diversified international provider of financial, advisory and investment services. The Macquarie Group is headquartered in Sydney, Australia and is a global leader in management of infrastructure investment vehicles on behalf of third-party investors and advising on the acquisition, disposition and financing of infrastructure assets. The Selling Stockholder may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock beneficially owned by it.

PLAN OF DISTRIBUTION

Sales of our securities

We may sell the securities offered by us pursuant to this prospectus and any accompanying prospectus supplements separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;
•	directly to investors;
•	through agents; or
•	through a combination of any of these methods of sale.

We may sell the securities offered by us pursuant to this prospectus and any accompanying prospectus supplements to or through one or more underwriters or dealers or we may sell the securities to investors directly or through agents. Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and the net proceeds we will receive from such sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of these securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents. The obligations of the underwriters to purchase securities will be subject to the conditions set forth in the applicable underwriting agreement.

Securities may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) sales “at the market” to or through one or more market makers or into an existing trading market, on an exchange or otherwise, for securities; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the securities which is not expected to exceed that customary in the types of transactions involved.

In addition, the Selling Stockholder may sell common stock under this prospectus in any of these ways. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The Selling Stockholder may also sell shares of our common stock under Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents or underwriters, if any;
•	the purchase price of the securities being offered and the proceeds we will receive from the sale;
•	any options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	any securities exchanges on which such securities may be listed;
•	a discussion of any material U.S. federal income tax considerations applicable to the securities being offered that is not otherwise discussed in this prospectus; and
•	other material terms of the offering.

If we or the Selling Stockholder use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriters the nature of any such relationship.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us, the Selling Stockholder or from our purchasers (as their agents in connection with the sale of securities). These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement accompanying this prospectus will identify any such underwriter, dealer or agent, and describe any compensation received by them from us or the Selling Stockholder. Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by a FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by the Selling Stockholder for the sale of any shares of common stock being registered pursuant to Rule 415 under the Security Act. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Underwriters, dealers and agents may be entitled to indemnification by us or the Selling Stockholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us or the Selling Stockholder and the underwriters, dealers and agents.

We or the Selling Stockholder may grant underwriters who participate in the distribution of securities an option to purchase additional securities in connection with the distribution.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we or the Selling Stockholder sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their option, if any, to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may be discontinued at any time.

The Selling Stockholder and any other person participating in a distribution of the securities covered by this prospectus will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder. Regulation M of the Exchange Act may limit the timing of purchases and sales of securities by the Selling Stockholder and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to our securities for a period of up to five business days before the distribution.

In the ordinary course of business activities, any underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the account of their customers and may at any time hold long and short positions in such securities and instruments. Such instruments may involve securities and instruments of the Company.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by White & Case LLP, New York, New York.

EXPERTS

The consolidated financial statements of Macquarie Infrastructure Corporation and subsidiaries as of December 31, 2015 and 2014 and for each of the years in the three year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report, dated February 22, 2016, on the effectiveness of the internal control over financial reporting as of December 31, 2015 contains an explanatory paragraph that states Macquarie Infrastructure Corporation acquired Bayonne Energy Center during 2015, and management excluded from its assessment of the effectiveness of Macquarie Infrastructure Corporation’s internal control over financial reporting as of December 31, 2015, Bayonne Energy Center’s internal control over financial reporting associated with approximately 10% of total assets and approximately 5% of total revenues included in the consolidated financial statements of Macquarie Infrastructure Corporation as of and for the year ended December 31, 2015. Our audit of internal control over financial reporting of Macquarie Infrastructure Corporation also excluded an evaluation of the internal control over financial reporting of Bayonne Energy Center.

2,870,000

Macquarie Infrastructure Corporation

Prospectus Supplement
           , 2016

Barclays